Exhibit 1.1

CONSTITUTION

of

RYANAIR HOLDINGS PUBLIC LIMITED COMPANY

MEMORANDUM OF ASSOCIATION

(as amended by special resolution dated 22 October 2015)

1.	The name of the company is RYANAIR HOLDINGS PUBLIC LIMITED COMPANY.

2.	The company is a public limited company registered under Part 17 of the Companies Act 2014 (the “Act”).

3.	The objects for which the company is established are:

3.1(a)To carry on the business of an investment and holding company in all its branches, and to acquire by purchase, lease, concession, grant, licence or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property as the company shall deem fit and generally to hold, manage, develop, lease, sell or dispose of the same; and to vary any of the investments of the company, to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities or obligations; to establish, carry on, develop and extend investments and holdings and to sell, dispose of or otherwise turn the same to account and to coordinate the policy and administration of any companies of which this company is a member or which are in any manner controlled by or connected with the company.

(b)

To exercise and enforce all rights and powers conferred to or incident upon the ownership of any shares, stock obligations or other securities acquired by the Company including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the company of such special proportion of the issued or nominal amount thereof and to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the company is interested upon such terms as may be thought fit.

3.2

To carry on any other business, except the issuing of policies of insurance, which may seem to the company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the company’s property or rights.

3.3

To invest any monies of the company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

3.4	To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this company or carrying on any business capable of being carried on so as, directly or indirectly, to benefit this company.

3.5

To develop and turn to account any land acquired by the company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

3.6

To acquire and undertake the whole or any part of the business, property, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the company is authorised to carry on, or which can be conveniently carried on in connection with the same, or may seem calculated directly or indirectly to benefit the company.

3.7

To employ the funds of the company in the development and expansion of the business of the company and all or any of its subsidiary or associated companies and in any other company whether now existing or hereafter to be formed and engaged in any like business of the company or any of its subsidiary or associated companies or of any other industry ancillary thereto or which can conveniently be carried on in connection therewith.

3.8	To lend money to such persons or companies either with or without security and upon such terms as may seem expedient.

3.9

To borrow or otherwise raise money or carry out any other means of financing, whether or not by the issue of stock or other securities, and to enter into or issue interest and currency hedging and swap agreements, forward rate agreements, interest and currency futures or options and other forms of financial instruments, and to purchase, redeem or pay off any of the foregoing.

3.10

To secure the payment of money or other performance of financial obligations in such manner as the company shall think fit, whether or not by the issue of debentures or debenture stock, perpetual or otherwise, charged upon all or any of the company’s property, present or future, including its uncalled capital.

3.11	To adopt such means of making known the company and its products and services as may seem expedient.

3.12

To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any part of the property, undertaking, rights or assets of the company and for such consideration as the company might think fit. Generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

3.13	To acquire and carry on any business carried on by a subsidiary or a holding company of the company or another subsidiary of a holding company of the company.

3.14	To provide services of any kind including the carrying on of advisory, consultancy, brokerage and agency business of any kind.

3.15

To guarantee, grant indemnities in respect of, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company, or by both such methods, the performance of the contracts or obligations of and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of any person, firm or company, including (without prejudice to the generality of the foregoing) any company which is for the time being the company’s holding company as defined by Section 8 of the Act, or another subsidiary (as defined by Section 7 of the Act) of the company’s holding company or otherwise associated with the company in business notwithstanding the fact that the company may not receive any consideration, advantage or benefit, direct or indirect from entering into such guarantee or other arrangement or transaction contemplated herein.

3.16	To amalgamate with any other company.

3.17

To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, trademarks, technology and know-how and the like conferring any exclusive or non- exclusive or limited right to use or any secret or other information as to any invention or technology which may seem capable of being used, for any of the purposes of the company or the acquisition of which may seem calculated directly or indirectly to benefit the company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

3.18

To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture or otherwise with any person or company or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit the company.

3.19

To grant pensions or gratuities (to include death benefits) to any officers or employees or ex-officers or ex-employees of the company, or its predecessors in business or the relations, families or dependants of any such persons, and to establish or support any non-contributory or contributory pension or superannuation funds, any associations, institutions, clubs, buildings and housing schemes, funds and trusts which may be considered calculated to benefit any such persons or otherwise advance the interests of the company or of its members.

3.20

To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this company or for any other purpose which may seem directly or indirectly calculated to benefit this company.

3.21

To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares in the company’s capital or any debentures, debenture stock or other securities of the company, or in or about the formation or promotion of the company or the conduct of its business.

3.22

To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, letters of credit and other negotiable or transferable instruments.

3.23	To undertake and execute any trusts the undertaking whereof may seem desirable, whether gratuitously or otherwise.

3.24	To procure the company to be registered or recognised in any country or place.

3.25

To promote freedom of contract and to counteract and discourage interference therewith, to join any trade or business federation, union or association, with a view to promoting the company’s business and safeguarding the same.

3.26

To do all or any of the above things in any part of the world as principal, agent, contractor, trustee or otherwise, and by or through trustees, agents or otherwise and either alone or in conjunction with others.

3.27	To distribute any of the property of the company in specie among the members.

3.28	To do all such other things as the company may think incidental or conducive to the attainment of the above objects or any of them.

NOTE A:

The objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be in no wise limited or restricted by reference to, or inference from, the terms of any other paragraph.

NOTE B:

It is hereby declared that the word “company” in this clause (except where it refers to this company) will be deemed to include any partnership or other body of persons, whether or not incorporated and whether formed in Ireland or elsewhere.

4.	The liability of the members is limited.

5.

The share capital of the Company is €10,668,000 divided into 1,550,000,000 Ordinary Shares of 0.6 euro cent (€0.006) each, 1,368,000,000 B Shares of 0.05 euro cent (€0.0005) each and 1,368,000,000 Deferred Shares of 0.05 euro cent (€0.0005) each.

ARTICLES OF ASSOCIATION

of

RYANAIR HOLDINGS PUBLIC LIMITED COMPANY

(as adopted by special resolution dated 22 October 2015 and further amended and adopted by special resolution passed on 17 December 2020)

TABLE OF CONTENTS

PART I - PRELIMINARY		9
1.	INTERPRETATION	9
PART II - SHARE CAPITAL AND RIGHTS		12
2.	SHARE CAPITAL	12
3.	RIGHTS ATTACHING TO SHARES	12
4.	REDEEMABLE SHARES	14
4A.	RIGHTS AND RESTRICTIONS ATTACHED TO B SHARES	14
4B.	RIGHTS AND RESTRICTIONS ATTACHED TO DEFERRED SHARES	16
5.	VARIATION OF RIGHTS	17
6.	TRUSTS NOT RECOGNISED	17
7.	DISCLOSURE OF INTERESTS	18
8.	ALLOTMENT OF SHARES	20
9.	PAYMENT OF COMMISSION	20
10.	PAYMENT BY INSTALMENTS	20
PART III - SHARE CERTIFICATES, UNCERTIFICATED SHARES AND MIGRATION
TO A CENTRAL SECURITIES DEPOSITORY		21
11.	ISSUE OF CERTIFICATES	21
12.	BALANCE AND EXCHANGE CERTIFICATES	21
13.	REPLACEMENT OF CERTIFICATES	21
13A.	UNCERTIFICATED SHARES AND MIGRATION TO A CENTRAL SECURITIES DEPOSITORY	21
PART IV - LIEN ON SHARES		25
14.	EXTENT OF LIEN	25
15.	POWER OF SALE	25
16.	POWER TO EFFECT TRANSFER	25
17.	PROCEEDS OF SALE	25
PART V - CALLS ON SHARES AND FORFEITURE		26
18.	MAKING OF CALLS	26
19.	TIME OF CALL	26
20.	LIABILITY OF JOINT HOLDERS	26
21.	INTEREST ON CALLS	26
22.	AMOUNTS TREATED AS CALLS	26
23.	POWER TO DIFFERENTIATE	26
24.	INTEREST ON MONEYS ADVANCED	26
25.	NOTICE REQUIRING PAYMENT	26
26.	POWER OF DISPOSAL	27
27.	EFFECT OF FORFEITURE	27
28.	STATUTORY DECLARATION	27
29.	NON-PAYMENT OF SUMS DUE ON SHARE ISSUES	28
PART VI - CONVERSION OF SHARES INTO STOCK		28
30.	CONVERSION OF SHARES INTO STOCK	28
31.	TRANSFER OF STOCK	28

32.	RIGHTS OF STOCKHOLDERS	28
PART VII - TRANSFER OF SHARES		28
33.	FORM OF INSTRUMENT OF TRANSFER	28
34.	EXECUTION OF INSTRUMENT OF TRANSFER	28
35.	REFUSAL TO REGISTER TRANSFERS	29
36.	PROCEDURE ON REFUSAL	30
37.	CLOSING OF TRANSFER BOOKS	30
38.	ABSENCE OF REGISTRATION FEES	30
39.	RETENTION OF TRANSFER INSTRUMENTS	30
40.	RENUNCIATION OF ALLOTMENT	30
41.	LIMITATIONS ON SHARE OWNERSHIP	30
PART VIII - TRANSMISSION OF SHARES		38
42.	DEATH OF MEMBER	38
43.	TRANSMISSION ON DEATH OR BANKRUPTCY	39
44.	RIGHTS BEFORE REGISTRATION	39
PART IX - ALTERATION OF SHARE CAPITAL		39
45.	INCREASE OF CAPITAL	39
46.	CONSOLIDATION, SUB-DIVISION AND CANCELLATION OF CAPITAL	39
47.	FRACTIONS ON CONSOLIDATION	40
48.	REDUCTION OF CAPITAL	40
49.	PURCHASE OF OWN SHARES	40
PART X - GENERAL MEETINGS		40
50.	ANNUAL GENERAL MEETINGS	40
51.	EXTRAORDINARY GENERAL MEETINGS	41
52.	CONVENING GENERAL MEETINGS	41
53.	NOTICE OF GENERAL MEETINGS	41
PART XI - PROCEEDINGS AT GENERAL MEETINGS		42
54.	QUORUM FOR GENERAL MEETINGS	42
55.	SPECIAL BUSINESS	42
56.	CHAIRMAN OF GENERAL MEETINGS	42
57.	DIRECTORS’ AND AUDITORS’ RIGHT TO ATTEND GENERAL MEETINGS	43
58.	ADJOURNMENT OF GENERAL MEETINGS	43
59.	DETERMINATION OF RESOLUTIONS	43
60.	AMENDMENTS TO RESOLUTIONS	43
61.	ENTITLEMENT TO DEMAND POLL	43
62.	TAKING OF A POLL	44
63.	VOTES OF MEMBERS	44
64.	CHAIRMAN’S CASTING VOTE	44
65.	VOTING BY JOINT HOLDERS	45
66.	VOTING BY INCAPACITATED HOLDERS	45
67.	DEFAULT IN PAYMENT OF CALLS	45
68.	RESTRICTION OF VOTING AND OTHER RIGHTS	45
69.	TIME FOR OBJECTION TO VOTING	46
70.	APPOINTMENT OF PROXY	47
71.	BODIES CORPORATE ACTING BY REPRESENTATIVES AT MEETINGS	47
72.	DELIVERY AND RECEIPT OF AN APPOINTMENT OF PROXY	47
72A.	ELECTRONIC PROXY	49
73.	EFFECT OF PROXY APPOINTMENTS	49
74.	EFFECT OF REVOCATION OF A PROXY OR OF AN AUTHORISATION	49
PART XII - DIRECTORS		50
75.	NUMBER OF DIRECTORS	50
76.	SHARE QUALIFICATION	50

77.	ORDINARY REMUNERATION OF DIRECTORS	50
78.	SPECIAL REMUNERATION OF DIRECTORS	50
79.	EXPENSES OF DIRECTORS AND COMPANY PROPERTY	50
80.	ALTERNATE DIRECTORS	51
PART XIII - POWERS OF DIRECTORS		51
81.	DIRECTORS’ POWERS	51
82.	POWER TO DELEGATE	52
83.	APPOINTMENT OF ATTORNEYS	52
84.	LOCAL MANAGEMENT	52
85.	BORROWING POWERS	52
86.	EXECUTION OF NEGOTIABLE INSTRUMENTS	53
87.	PROVISION FOR EMPLOYEES	53
PART XIV - APPOINTMENT AND RETIREMENT OF DIRECTORS		53
88.	RETIREMENT BY ROTATION	53
89.	DEEMED REAPPOINTMENT	54
90.	ELIGIBILITY FOR APPOINTMENT	54
91.	APPOINTMENT OF ADDITIONAL DIRECTORS	54
PART XV - DISQUALIFICATION AND REMOVAL OF DIRECTORS		54
92.	DISQUALIFICATION OF DIRECTORS	54
93.	REMOVAL OF DIRECTORS	55
PART XVI - DIRECTORS’ OFFICES AND INTERESTS		55
94.	EXECUTIVE OFFICES	55
95.	DISCLOSURE OF INTERESTS BY DIRECTORS	56
96.	DIRECTORS’ INTERESTS	56
97.	RESTRICTION ON DIRECTORS’ VOTING	57
98.	ENTITLEMENT TO GRANT PENSIONS	59
PART XVII - PROCEEDINGS OF DIRECTORS		59
99.	CONVENING AND REGULATION OF DIRECTORS’ MEETINGS	59
100.	QUORUM FOR DIRECTORS’ MEETINGS	59
101.	VOTING AT DIRECTORS’ MEETINGS	60
102.	ELECTRONIC MEETINGS	60
103.	CHAIRMAN OF THE BOARD OF DIRECTORS	61
104.	VALIDITY OF ACTS OF DIRECTORS	61
105.	DIRECTORS’ RESOLUTIONS OR OTHER DOCUMENTS IN WRITING	61
PART XVIII - THE SECRETARY		62
106.	APPOINTMENT OF SECRETARY	62
PART XIX - THE SEAL		62
107.	USE OF SEAL	62
108.	SEAL FOR USE ABROAD	62
109.	SIGNATURE OF SEALED INSTRUMENTS	62
PART XX - DIVIDENDS AND RESERVES		63
110.	DECLARATION OF DIVIDENDS	63
111.	SCRIP DIVIDENDS	63
112.	INTERIM AND FIXED DIVIDENDS	65
113.	PAYMENT OF DIVIDENDS	65
114.	DEDUCTIONS FROM DIVIDENDS	65
115.	DIVIDENDS IN SPECIE	65
116.	MODE OF PAYMENT OF DIVIDENDS OR OTHER MONEYS	65
117.	DIVIDENDS NOT TO BEAR INTEREST	66
118.	PAYMENT TO HOLDERS ON A PARTICULAR DATE	66
119.	UNCLAIMED DIVIDENDS	66

120.	RESERVES	66
PART XXI - ACCOUNTS		67
121.	ACCOUNTS	67
PART XXII - CAPITALISATION OF PROFITS OR RESERVES		68
122.	CAPITALISATION OF PROFITS AND RESERVES	68
123.	CAPITALISATION AND USE OF NON-DISTRIBUTABLE PROFITS AND RESERVES	68
124.	IMPLEMENTATION OF CAPITALISATION ISSUES	68
PART XXIII - NOTICES		69
125.	NOTICES IN WRITING OR BY ELECTRONIC COMMUNICATION	69
126.	SERVICE OF NOTICES	69
127.	NOTICES TO MEMBERS	71
128.	SERVICE ON JOINT HOLDERS	71
129.	SERVICE ON TRANSFER OR TRANSMISSION OF SHARES	71
130.	SIGNATURE TO NOTICES	71
131.	DEEMED RECEIPT OF NOTICES	71
131A.	USE OF ELECTRONIC COMMUNICATION	72
PART XXIV - WINDING UP		72
132.	DISTRIBUTION ON WINDING UP	72
133.	DISTRIBUTION IN SPECIE	72
PART XXV - MISCELLANEOUS		72
134.	MINUTES OF MEETINGS	72
135.	INSPECTION	73
136.	SECRECY	73
137.	DESTRUCTION OF RECORDS	73
138.	UNTRACED SHAREHOLDERS	74
139.	INDEMNITY	75

PART I - PRELIMINARY

1.Interpretation

(a)

Sections 43(2), 65(2) to 65(7), 77(2) to 77(8), 78, 79, 80(2) to 80(7), 81(2) to 81(8), 96(2) to 96(11), 124(2) to 124(7), 125, 126(2) to 126(8), 144(3), 144(4), 148(2), 158(3), 158(4), 159, 160(2) to 160(8), 160(10) to 160(12), 161, 162, 163, 164, 165, 182(2), 182(5), 187(2) to 187(8), 188(2) to 188(8), 218(3) to 218(5), 229, 230, 338(5), 338(6), 618(l)(b), 1090(2) to 1090(7), 1092(2), 1092(3) and 1113 of the Act shall not apply to the Company.

(b)	In these Articles the following expressions shall have the following meanings:

“1996 Regulations”

the Companies Act 1990 (Uncertificated Securities) Regulations 1996 (S.I. 68 of 1996) and the Companies Act 1990 (Uncertificated Securities) Regulations 2005, including any modification thereof or any regulations in subscription therefor made pursuant to Section 1086 of the Act and for the time being in force;

“the Act”	the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force;

“the Acts”

the Act and all statutory instruments which are to be read as one with or construed or read together with or as one with, the Act and every statutory modification and re- enactment thereof for the time being in force;

“these Articles”	these Articles of association as from time to time and for the time being in force;

“Associated Company”

any company which for the time being is a subsidiary or a holding company of the Company, is a subsidiary of a holding company of the Company or is a company in which the Company or any of such companies as aforesaid shall for the time being hold shares entitling the holder thereof to exercise at least one-fifth of the votes at any general meeting of such company (not being voting rights which arise only in specified circumstances);

“the Auditors”	the auditors for the time being of the Company;

“the Board”	the board of Directors;

“B Shares”	shall have the meaning given to that term in Article 4A(a);

“central securities depository”	has the same meaning given to that term in the CSD Regulation;

“Clear Days”

in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect or is deemed to take effect;

“the Company”	the company whose name appears in the head of these Articles;

“CSD Regulation”

Regulation (EU) No. 909/2014 of the European Parliament and of the Council of 23 July, 2014 on improving securities settlement in the European Union and on central securities depositories and amending Directives 98/26/EC and 2014/65/EU and Regulation (EU) No 236/2012;

“Deferred Shares”	shall have the meaning given to that term in Article 4A(c);

“the Directors”	the directors for the time being of the Company;

“EU National”

means a national of any jurisdiction which is considered to be a “Member State” for the purposes of Article 4 of EU Regulation 1008/2008 (as amended from time to time), which as at the date of these Articles includes the member states of the European Union, Switzerland, Norway, Iceland and Liechtenstein;

“Electronic Communication”

has the same meaning as under the Electronic Commerce Act 2000 (as amended or supplemented from time to time); and includes, without limitation and subject to the discretion of Directors the availability of any such information (including notices and any other documents) on a website or by delivering, giving or sending the same by electronic mail and “electronic” and “electronically” shall be construed accordingly;

“Euroclear Bank”	Euroclear Bank SA/NV, a company incorporated in Belgium;

“Euroclear Nominees”	Euroclear Nominees Limited, a wholly owned subsidiary of Euroclear Bank, established under the laws of England and Wales with registration number 02369969;

“Euronext Dublin”	the Irish Stock Exchange plc trading as Euronext Dublin;

“the Group”	the Company and its subsidiaries from time to time and for the time being;

“the Holder”	in relation to any Share, the Member whose name is entered in the Register as the holder of the Share;

“holding company”	in relation to a company, a company of which such company is a subsidiary;

“Interest”

means any interest whatsoever in Shares (of any size) which would be taken into account in deciding whether a notification to the Company would be required under Chapter 4 of Part 17 of the Act and “interested” shall be construed accordingly;

“intermediary”	has the same meaning as in section 1110A of the Act;

“the Irish Shareholders’ Rights Regulations”	the European Union (Shareholders’ Rights) Regulations 2020;

“Member”	a member of the Company as defined in Section 168 of the Act;

“Nasdaq”	the national association of securities dealers automated quotation national market system;

“the Office”	the registered office for the time being of the Company within the meaning of section 50 of the Act;

“Ordinary Shares”	Ordinary Shares of 0.6 euro cent (€0.006) each in the capital of the Company;

“owner of any Share”	has the same meaning as in section 101 of the Act;

“the Register”	the register of Members to be kept by the Company as required by the Acts;

“the Seal”	the common seal of the Company or (where relevant) the official securities seal kept by the Company pursuant to the Acts;

“the Secretary”	any person appointed to perform the duties of the Secretary of the Company;

“Securities Settlement System”	a securities settlement system (as defined in the CSD Regulation) operated by a central securities depository;

“Shares”	means any Shares (whether issued or unissued) in the capital of the Company;

“the State”	the Republic of Ireland;

“The Stock Exchanges”	Euronext Dublin, the London Stock Exchange plc, Nasdaq and any other exchange on which Shares are listed from time to time;

“Stock Exchange Nominee”	shall have the meaning given to that term in the 1996 Regulations;

“subsidiary”	a subsidiary within the meaning of Section 7 of the Act;

“the United Kingdom”	the United Kingdom of Great Britain and Northern Ireland; and

“warrants to subscribe”	means a warrant or certificate or similar document indicating the right of the registered holder thereof (other than under a share option scheme for employees) to subscribe for Shares in the Company.

(c)

Subject to Article 131A expressions in these Articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and to electronic form and any other modes of representing or reproducing words in a visible form. Expressions in these Articles referring to execution of any document shall include any mode of execution whether under seal or under hand.

(d)

Unless specifically defined herein or the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Acts but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

(e)

The headings and captions included in these Articles are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of these Articles.

(f)

References in these Articles to any enactment or any Section or provision thereof shall mean such enactment, Section or provision as the same may be amended and may be from time to time and for the time being in force.

(g)

In these Articles the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural and vice versa, and words importing persons shall include firms and companies.

(h)	References in these Articles to euro or cent shall mean the currency, for the time being, of the State.

PART II - SHARE CAPITAL AND RIGHTS

2.Share Capital

The share capital of the Company is €10,668,000 divided into 1,550,000,000 Ordinary Shares of 0.6 euro cent (€0.006) each, 1,368,000,000 B Shares of 0.05 euro cent (€0.0005) each and 1,368,000,000 Deferred Shares of 0.05 euro cent (€0.0005) each, provided that (i) following the deemed deletion of Articles 4A(a) to (n) (inclusive) in accordance with Article 4A(n) the Company shall not issue any further B Shares and (ii) following the deemed deletion of Articles 4B(a) to (i) (inclusive) in accordance with Article 4B(i) the Company shall not issue any further Deferred Shares.

3.Rights attaching to Shares

(a)

Without prejudice to any special rights previously conferred on the Holders of any existing Shares or class of Shares and subject to the provisions of the Acts, any Share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.

(b)

Subject to any restrictions which may be imposed pursuant to these Articles (including, but not limited to, Article 41 and/or Article 68) or otherwise in respect of any Share and/or on the exercise of any of the rights referred to in this Article 3(b), where the owner of any Share which is recorded in book-entry form in a central securities depository where such Share is registered in the name of a nominee of the central securities depository acting in its capacity as operator of a Securities Settlement System (including, without limitation, where Shares are held by Euroclear Nominees as nominee of Euroclear Bank) the Directors may in their absolute discretion exercise their powers in a way that would confer on such owner of a Share the benefit all of the rights conferred on a Member with respect to those Shares by Articles 52, 53(a), (b) and (f), 71 and 90 and sections 37(1), 105(8), 112(2), 146(6), 178(2), 178(3), 180(1) and 1104 of the Act, provided that the owner of such Share has notified the Company in writing that it is the owner of such Share and that the notification is accompanied by such information and other evidence as the Directors may reasonably require to confirm such ownership of that Share (which may include the name and nationality of (i) the owner of such Share and (ii) any person who has an Interest in such Share and the nature and extent of the Interest of each such person). This Article 3(b) is subject to and shall only become effective in accordance with Article 3(i) below.

(c)

Subject to any restrictions which may be imposed pursuant to these Articles (including, but not limited to, Article 41 and/or Article 68) or otherwise in respect of any Share and/or in respect of any of the matters referred to in this Article 3(c), the references to a Member, a Holder, a member, a holder of a share or a shareholder in Articles 8(a), 49, 53(b) and (f), 54(b), 121, 126, 128 and 131 and sections 89(1), 111(2), 180, 228(3), 228(4), 251(2), 252(2), 339 (1) – (7), 374(3), 392(6), 427, 457, 459, 460(4), 1137(4), 1147 and 1159(4) of the Act may be deemed by the Directors (in their absolute discretion) to include a reference to an owner of a Share who has satisfied the requirements in Article 3(b) above with respect to that Share. This Article 3(c) is subject to and shall only become effective in accordance with Article 3(i) below.

(d)

Subject to any restrictions which may be imposed pursuant to these Articles (including, but not limited to, Article 41 and/or Article 68) or otherwise in respect of any Share and/or in respect of any of the matters referred to in this Article 3(d), all persons who the Directors deem (in their absolute discretion) as being eligible to receive notice of a meeting by virtue of Article 3(b) above at the date such notice was given, served or delivered in accordance with Article 126, may also be deemed eligible by the Directors to attend at the meeting in respect of which the notice has been given and to speak at such meeting provided that such person remains an owner of a Share at the relevant record date for such meeting. This Article 3(d) is subject to and shall only become effective in accordance with Article 3(i) below.

(e)

Neither Article 3(d) above nor the reference to Article 71 in Article 3(b) above, shall entitle the person to vote at a meeting of the Company or exercise any other right conferred by membership in relation to meetings of the Company. This Article 3(e) is subject to and shall only become effective in accordance with Article 3(i) below.

(f)

Where two or more persons are the owner of a Share, the rights conferred by this Article 3 shall not be exercisable unless all such persons have satisfied the requirements in Article 3(b) above with respect to that Share. This Article 3(f) is subject to and shall only become effective in accordance with Article 3(i) below.

(g)

In the case of the death of an owner of a Share, the survivor or survivors where the deceased was a joint owner of the Share, and the personal representatives of the deceased where he or she was a sole Holder, shall be the only persons recognised by the Company as the persons entitled to exercise any rights conferred by Article 3(b) in respect of that Share provided that they or the deceased owner have satisfied the requirements in Article 3(b) above with respect to that Share. This Article 3(g) is subject to and shall only become effective in accordance with Article 3(i) below.

(h)

Any notice or other information to be given, served or delivered by the Company to an owner of a Share pursuant to this Article 3 shall be in writing (whether in electronic form or otherwise) and served or delivered in any manner determined by the Directors (in their absolute discretion) in accordance with the provisions of Article 126. The Company shall not be obliged to give, serve or deliver any notice or other information to any person pursuant to this Article 3 where the Company is not in possession of the information necessary for such information to be given, served or delivered in the manner determined by the Directors in accordance with the preceding sentence.

(i)Articles 3(b) to 3(h) above shall only become effective upon the Migration (as defined in Article 13A) becoming effective.

4.	Redeemable Shares

Subject to the provisions of the Acts, any Shares may be issued on the terms that they are, or at the option of the Company are, liable to be redeemed on such terms and in such manner as the Company may by special resolution determine.

4A.	Rights and Restrictions attached to B Shares

(a)

The non-cumulative redeemable shares of €0.0005 each in the capital of the Company (the “B Shares”) shall have the rights, and be subject to the restrictions, attaching to Shares set out in these Articles, save that in the event of a conflict between any provision in these Articles 4A(a) to (n) and any other provision in these Articles, the provisions in these Articles 4A(a) to (n) shall prevail.

(b)

Pursuant to the publication of a circular to holders of Shares dated 28 September 2015 (the “Circular”) holders of Ordinary Shares in the capital of the Company were sent a form of election relating to the B Shares (the “Form of Election”) or, if they hold through CREST (as defined in the Circular), were invited to submit a USE Instruction under which eligible holders of Shares could elect in relation to any B Shares to be received by them to: (a) have the B Shares redeemed by the Company on 5 November 2015 (the “Redemption Option”); or (b) receive the B Share Dividend (as defined in Article 4A(c)). Holders of B Shares (other than Restricted Shareholders, as that term is defined in the Circular) who have not elected by such time and/or date as the Directors may determine (revocably until the relevant time) to elect for the B Share Dividend will be deemed instead to have elected for the Redemption Option in relation to every B Share held by them. The Directors may, if they so determine in their absolute discretion, accept a Form of Election which is received after the relevant time or which is not correctly completed. The Directors may, in addition, if they so determine in their absolute discretion, treat any other document or action as a valid Form of Election or as the completion or delivery of a valid Form of Election, as the case may be.

(c)

A single dividend of €0.2942 per B Share (the “B Share Dividend”) shall be payable out of the profits available for distribution to those holders of B Shares who have elected (or, in the case of Restricted Shareholders, are deemed to have elected) to receive the B Share Dividend. Such B Share Dividend shall become payable on 5 November 2015 or such later date as the Directors may determine (the “B Share Dividend Date”). Each B Share in respect of which the B Share Dividend becomes payable shall, on the B Share Dividend Date (or such other date as the Directors may determine), be automatically converted into a deferred share of €0.0005 in the capital of the Company with the rights and restrictions described in Articles 4B(a) to (i) (a “Deferred Share”) (without prejudice to the right to receive the B Share Dividend that accrued prior to such conversion).

(d)	For the avoidance of doubt, the provisions of Article 119 (Unclaimed dividends) shall apply in respect of any and all B Share Dividends payable on or in respect of any B Shares which remain unclaimed.

(e)

In the absence of fraud or wilful default, neither the Company nor any of its Directors, officers or employees shall have any liability to any person for any loss or damage arising as a result of the choice of the B Share Dividend Date.

(f)

Except as provided in Articles 4A(k) to (l), on a return of capital on a winding- up (excluding any intra-group reorganisation on a solvent basis) of the Company, the holders of the B Shares shall, to the extent that the B Share Dividend has not already been paid, be entitled, in priority to any payment to the holders of Ordinary Shares to €0.2942 per B Share held by them. The aggregate entitlement of each holder of

B Shares on a winding-up in respect of all of the B Shares held by him shall be rounded down to the nearest whole cent.

(g)

The holders of the B Shares shall not be entitled to any further right of participation in the profits or assets of the Company in excess of that specified in Article 4A(f). If on such a winding-up the amounts available for payment are insufficient to cover in full the amounts payable on the B Shares, the holders of such shares will share rateably in the distribution of assets (if any) in proportion to the full preferential amounts to which they are entitled.

(h)

The holders of the B Shares shall not be entitled, in their capacity as holders of such shares, to receive notice of any general meeting of the Company nor to attend, speak or vote at any such general meeting unless the business of the meeting includes the consideration of a resolution for the winding-up (excluding any intra-group reorganisation on a solvent basis) of the Company, in which case the holders of the B Shares shall have the right to attend the general meeting and shall be entitled to speak and vote only on any such resolution.

(i)

Whenever the holders of the B Shares are entitled to vote at a general meeting of the Company, on a show of hands every holder thereof who (being an individual) is present in person or (being a corporation) by a representative shall have one vote, and on a poll every such holder shall have such number of votes as he would be entitled to exercise had he been the holder of the Ordinary Shares arising if the B Shares registered in the name of such holder had been converted into such Ordinary Shares immediately prior to such meeting in accordance with the rights of the B Shares.

(j)

Subject to the provisions of Irish law and to compliance with applicable securities law and regulations but without the need to obtain the sanction of a special resolution of the holders of the B Shares, the Company may at any time and at its sole discretion purchase B Shares (a) by tender available alike to all holders of B Shares or (b) by private treaty, in each case at a price and upon such other terms and conditions as the Directors may think fit.

(k)

The Company may from time to time create, allot and issue further Shares, whether ranking pari passu with or in priority to the B Shares. The creation, allotment or issue of any such further Shares (whether or not ranking in any respect in priority to the B Shares) shall be treated as being in accordance with the rights attaching to the B Shares and shall not involve a variation of such rights for any purpose or require the consent of the holders of B Shares.

(l)

A reduction by the Company of the capital paid up or credited as paid up on the B Shares and the cancellation of such shares shall be treated as being in accordance with the rights attaching to the B Shares and shall not involve a variation of such rights for any purpose. The Company will be authorised to reduce its capital (subject to complying with Irish law, including where applicable securing the confirmation of the High Court, and without obtaining the consent of the holders of the B Shares) including by paying to the holders of the B Shares the preferential amounts to which they are entitled as set out above.

(m)	The B Shares are not transferable.

(n)

Articles 4A(a) to (n) (inclusive) shall remain in force until there are no longer any B Shares in existence whether by way of redemption by the Company or conversion into Deferred Shares, purchase and cancellation, whichever is earlier, notwithstanding any provision in the Articles to the contrary. Thereafter Articles 4A(a) to (n) (inclusive) shall be and shall be deemed to be of no effect (save to the extent that the provisions of

Articles 4A(a) to (n) (inclusive) are referred to in other Articles) and shall (without any further action by the Company) automatically be deleted and replaced with the wording “Articles 4A(a) to (n) (inclusive) have been deleted”, and the separate register for the holders of B Shares shall no longer be required to be maintained by the Company; but the validity of anything done under Articles 4A(a) to (n) (inclusive) before that date shall not otherwise be affected and any actions taken under Articles 4A(a) to (n) (inclusive) before that date shall be conclusive and shall not be open to challenge on any grounds whatsoever.

4B.	Rights and Restrictions attached to Deferred Shares

(a)

The Deferred Shares shall have the rights, and be subject to the restrictions, attaching to Shares set out in these Articles save that in the event of a conflict between any provision in these Articles 4B(a) to (i) and any other provision in these Articles, the provisions in these Articles 4B(a) to (i) shall prevail.

(b)	Save on a winding-up, the Deferred Shares shall confer no right to participate in the profits of the Company.

(c)	On a return of capital on a winding-up there shall be paid to the holders of the Deferred Shares the nominal capital paid up or credited as paid up on such Deferred Shares after:

(i)	first, paying to the holders of the B Shares the amount that they are entitled to receive on a winding-up; and

(ii)	secondly, paying to the holders of the Ordinary Shares the amount that they are entitled to receive on a winding-up.

The holders of the Deferred Shares shall not be entitled to any further right of participation in the assets of the Company.

(d)

The Company may from time to time create, allot and issue further Shares, whether ranking pari passu with or in priority to the Deferred Shares, and on such creation, allotment or issue any such further shares (whether or not ranking in any respect in priority to the Deferred Shares) shall be treated as being in accordance with the rights attaching to the Deferred Shares and shall not involve a variation of such rights for any purpose or require the consent of the holders of the Deferred Shares.

(e)

The reduction by the Company of the capital paid up on the Deferred Shares shall be in accordance with the rights attaching to the Deferred Shares and shall not involve a variation of such rights for any purpose and the Company shall be authorised at any time to reduce its capital (subject to complying with Irish law, including where applicable securing the confirmation of the High Court) without obtaining the consent of the holders of the Deferred Shares.

(f)

The holders of the Deferred Shares shall not be entitled, in their capacity as holders of such shares, to receive notice of any general meeting of the Company or to attend, speak or vote at any such meeting.

(g)

The Deferred Shares shall not be listed on any stock exchange nor shall any share certificates be issued in respect of such shares. The Deferred Shares shall not be transferable except in accordance with Article 4B(h) or with the written consent of the Directors.

(h)	The Company may at any time (and from time to time), without obtaining the sanction of the holder or holders of the Deferred Shares:

(i)

appoint any person to execute on behalf of all or any holders of Deferred Shares a transfer of all or some of the Deferred Shares (and/or an agreement to transfer the same) to the Company for nil consideration or to such person as the Directors may determine (whether or not an officer of the Company), in any case for not more than one cent for all the Deferred Shares then being purchased, without such person having to account for such sum to the holder or holders of the Deferred Shares; and

(ii)	cancel all or any of the Deferred Shares so purchased by the Company in accordance with Irish law.

(i)	Articles 4B(a) to (i) (inclusive) shall remain in force until there are no longer any Deferred Shares in existence, notwithstanding any provision in the Articles to the contrary. Thereafter Articles 4B(a) to (i)(inclusive) shall be and shall be deemed to be of no effect (save to the extent that the provisions of Articles 4B(a) to (i)(inclusive) are referred to in other Articles) and shall (without any further action by the Company) automatically be deleted and replaced with the wording “Articles 4B(a) to (i) have been deleted”, and the separate register for the holders of Deferred Shares shall no longer be required to be maintained by the Company; but the validity of anything done under Articles 4B(a) to (i)(inclusive) before that date shall not otherwise be affected and any actions taken under Articles 4B(a) to (i)(inclusive) before that date shall be conclusive and shall not be open to challenge on any grounds whatsoever.

5.	Variation of rights

(a)

Whenever the share capital is divided into different classes of shares, the rights attached to any class may be varied or abrogated with the consent in writing of the Holders of three fourths in nominal amount of the issued Shares of that class or with the sanction of a special resolution passed at a separate general meeting of the Holders of the Shares of the class (but not otherwise), and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. The quorum at any such separate general meeting, other than an adjourned meeting, shall be two persons holding or representing by proxy at least one-third in nominal amount of the issued Shares of the class in question and the quorum at an adjourned meeting shall be one person holding Shares of the class in question or his proxy

(b)

The rights conferred upon the Holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by these Articles or the terms of the issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or subordinate thereto.

6.	Trusts not recognised

(a)

Except as required by law, or as provided in Article 6(b), no person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any Share except an absolute right to the entirety thereof in the Holder. This shall not preclude the Company from requiring any Holder or a transferee to furnish the Company with information as to the beneficial ownership of any Share or information as to any person who has an Interest in any such Share and the nature and extent of the Interest of each such person when such information is reasonably required by the Company or is required in accordance with Article 7.

(b)

Where Shares are registered in the name of a nominee of a central securities depository acting in its capacity as operator of a Securities Settlement System (including, without limitation, where Shares are held by Euroclear Nominees as nominee of Euroclear Bank) all rights attaching to such Shares may be exercised on the instruction of the central securities depository and the Company shall have no liability to such nominee (including Euroclear Nominees) where it acts in response to such instructions.

7.	Disclosure of Interests

(a)	For the purposes of this Article 7:

“Deemed Voting Concert Party Interest” means an agreement or arrangement between two or more persons with respect to, or to the exercise of, voting rights attaching to Shares and which is likely to result in those rights being exercised so as to influence or to control the policy of the Company or the management of its affairs which the Directors have deemed to be a Deemed Voting Concert Party Interest for the purposes of this Article 7 and, where the Directors so resolve, each of the persons who is party to such agreement or arrangement shall be deemed (for the purposes of this Article 7) to be - interested in all the Shares to which the voting rights in question are attached and, in this definition, references to an arrangement include references to an understanding or mutual expectation, whether formal or informal and whether or not legally binding;

“Disclosure Notice” means a notice served pursuant to Article 7(b) below;

“Interest” means an interest (of any size) in the Relevant Share Capital which would be taken into account in deciding whether a notification to the Company would be required under Chapter 4 of Part 17 of the Act but shall for all purposes include (the “Included Interests”) (i) rights to subscribe for or convert into, or entitlements to acquire rights to subscribe for or convert into, shares which would on issue or conversion (as the case may be) be comprised in the Relevant Share Capital; (ii) the interests referred to in Section 260(a), and (h) of the Act except those of a bare or custodian trustee and of a simple trustee and (iii) any Deemed Voting Concert Party Interest; and “interested” shall be construed accordingly;

“Relevant Share Capital” means the relevant share capital of the Company (as that expression is defined in Section 1047(1) of the Act); and

“Share” means any share comprised in Relevant Share Capital.

(b)

The Directors may by notice in writing require any Member, or any other person appearing to be interested or to have been interested in Shares, to disclose to the Company in writing such information as the Directors shall require relating to the ownership of or any Interest in the Shares as lies within the knowledge of such Member or other person (supported if the Directors so require by a statutory declaration and/or by independent evidence) including (without prejudice to the generality of the foregoing):

(i)	any information which the Company is entitled to seek pursuant to Section 1062 or Section 1110B of the Act; and/or

(ii)

any information which the Directors shall deem necessary or desirable in order to determine whether any Shares are Affected Shares (as defined in Article 41) or are capable of being Affected Shares (as so defined) or whether it is necessary to take steps to protect any Licence (as so defined) or otherwise in relation to the application or potential application of Article 41.

(bb)

Where an intermediary receives a Disclosure Notice pursuant to Section 1110B of the Act and is in possession or control of the information to which the Disclosure Notice relates, it shall as soon as practicable provide the Company with that information. Any intermediary that receives a Disclosure Notice and is not in possession or control of the information to which it relates shall as soon as practicable:

(i)	inform the Company that it is not in possession or control of the information;

(ii)	where the intermediary is part of a chain of intermediaries, transmit the request to each other intermediary in the chain known to the first mentioned intermediary as being part of the chain; and

(iii)	provide the Company with the details of each intermediary, if any, to which the request has been transmitted under sub-paragraph (ii).

(c)

Where the Member on which a Disclosure Notice is served is a Depositary (as defined in Article 41) acting in its capacity as such, the obligations of the Depositary as a Member pursuant to this Article shall be limited to disclosing to the Company in accordance with this Article such information relating to the ownership of or Interests in the Shares in question as has been recorded by it pursuant to the terms entered into between the Depositary and the Company provided that nothing in this Article shall in any other way restrict the powers of the Directors under this Article.

(d)	The Directors may give any number of Disclosure Notices pursuant to Article 7(b) above to the same Member or other person in respect of the same Shares.

(e)

The Directors may serve notice pursuant to the terms of this Article irrespective of whether or not the person on whom it shall be served may be dead, bankrupt, insolvent or otherwise incapacitated and no such incapacity or any unavailability of information or inconvenience or hardship in obtaining the same shall be a satisfactory reason for failure to comply with any such notice, provided that if the Directors in their absolute discretion think fit, they may waive compliance in whole or in part with any notice given under this Article in respect of a Share in any case of bona fide unavailability of information or genuine hardship or where they otherwise think fit but no such waiver shall prejudice or affect in any way any non-compliance not so waived whether by the person concerned or any other person appearing to the Directors to be interested in the Shares or by any person to whom a notice may be given at any time.

(ee)

Unless otherwise required by applicable law, where a notice is served pursuant to the terms of this Article on the Holder of a Share and such Holder is a central securities depository (or its nominee(s)) acting in its capacity as operator of a Securities Settlement System, the obligations of the central securities depository (or its nominee(s)) as a Holder pursuant to this Article shall be limited to disclosing to the Company in accordance with this Article such information relating to the ownership of or Interests in the Share concerned as has been recorded by it pursuant to the rules made and practises instituted by the central securities depository, provided that nothing in this Article shall in any other way restrict the powers of the Directors under this Article. For the purpose of this Article, a person other than the Holder of a Share shall be treated as appearing to be or to have been interested in that Share if the Holder has informed the Company that the person is, or may be, or has been, or may have been, so Interested, or if the Company (after taking account of any information obtained from the Holder or, pursuant to a notice under section 1062 or section 1110B of the Act or otherwise, from anyone else) knows or has reasonable cause to believe that the person is, or may be, or has been, or may have been, so interested.

(f)	The provisions of Articles 125 to 131A inclusive shall apply to the service of notices required by this Article to be served.

(g)

Any resolution or determination of, or decision or exercise of any discretion or power by the Directors under or pursuant to the provisions of this Article shall be final and conclusive and things done by or on behalf of, or on the authority of, the Directors pursuant to the foregoing provisions of this Article shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to validity or otherwise on any ground whatsoever. The Directors shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with this Article.

(h)	The provisions of this Article are in addition to, and do not limit, any other right or power of the Company or the Directors, including any right vested in the Company or the Directors by the Acts.

8.	Allotment of Shares

(a)

The unissued Shares shall be at the disposal of the Directors and (subject to the provisions of these Articles and the Acts) they may allot, grant options over, deal with or otherwise dispose (with or without conferring a right of renunciation) of them on such terms and conditions and at such times as they may consider to be in the best interests of the Company and the Members but so that no Share shall be issued at a discount and so that, where Shares are to be allotted and issued, the amount payable on application on each Share shall not be less than one-quarter of the nominal amount of the Share and the whole of any premium payable thereon.

(b)

Without prejudice to the generality of the powers conferred on the Directors by the other provisions of this Article, the Directors may grant from time to time options to subscribe for unallotted Shares in the capital of the Company to persons in the service or employment of or Directors of the Company or any subsidiary of the Company on such terms and subject to such conditions as may be approved from time to time by the Directors or any committee thereof appointed by the Directors for the purpose of such approval.

(c)

The Company may issue warrants to subscribe (by whatever name they are called) to any person to whom the Company has granted the right to subscribe for Shares in the Company (other than under a share option scheme for employees) certifying the right of the registered holder thereof to subscribe for Shares in the Company upon such terms and conditions as those upon which the right may have been granted.

9.	Payment of commission

The Company may exercise the powers of paying commissions conferred or permitted by the Acts. Subject to the provisions of the Acts, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid Shares or partly in one way and partly in the other. On any issue of Shares the Company may also pay such brokerage as may be lawful.

10.	Payment by instalments

If by the conditions of allotment of any Share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the Holder of the Share.

PART III - SHARE CERTIFICATES, UNCERTIFICATED SHARES AND MIGRATION TO A CENTRAL SECURITIES DEPOSITORY

11.	Issue of certificates

Except in respect of an allotment or transfer of a share made in uncertificated form in accordance with the 1996 Regulations and subject to Article (3)(1) of the CSD Regulation and any applicable law, every Member shall be entitled, on request, without payment to receive within two months after allotment or lodgement of a transfer to him of the Shares in respect of which he is so registered (or within such other period as the conditions of issue shall provide) one certificate for all the Shares of each class held by him or several certificates each for one or more of his Shares upon payment for every certificate after the first of such reasonable out of pocket expenses as the Directors may determine provided that the Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate to one joint Holder shall be a sufficient delivery to all of them. The Company shall not be bound to register more than four persons as joint Holders of any Share (except in the case of executors or trustees of a deceased Member). Every certificate shall be sealed with the Seal and shall specify the number, class and distinguishing number (if any) of the Shares to which it relates and the amount or respective amounts paid up thereon. The obligation on the Company to issue a new certificate under this Article or to issue a new, balance, exchange or replacement certificate under any provisions of these Articles shall be subject always to the provisions of the CSD Regulation and any other applicable law.

12.	Balance and exchange certificates

(a)	Where some only of the Shares comprised in a share certificate are transferred the old certificate shall be cancelled and the new certificate for the balance of such Shares shall be issued in lieu without charge.

(b)

Any two or more certificates representing Shares of any one class held by any Member at his request may be cancelled and a single new certificate for such Shares issued in lieu, without charge unless the Directors otherwise determine. If any Member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more Share certificates representing such Shares in such proportions as he may specify, the Directors may comply, if they think fit, with such request, subject to the payment by him of such charge as may be determined by the Directors.

13.	Replacement of certificates

If a share certificate is defaced, worn out, lost, stolen or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity and payment of any exceptional expenses incurred by the Company as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

13A.	Uncertificated Shares and Migration to a Central Securities Depository

(a)	To give effect to the Migration (as defined below), each Holder of the Migrating Shares is deemed to have consented and agreed to the following:

(i)

the Company is irrevocably instructed to appoint any person (including any officer or employee of the Company, the Company’s Registrar, Euroclear Bank and/or EUI) as attorney or agent for the Holders of the Migrating Shares to do everything necessary to complete the transfer of the Migrating Shares to Euroclear Nominees (or such other nominee(s) of Euroclear Bank as it may notify the Company in writing) and do all such other things and execute and deliver all such documents and electronic communications as may be required by Euroclear Bank or as may, in the opinion of such attorney or agent, be necessary or desirable to vest the Migrating Shares in Euroclear Nominees (or such other nominee(s) of Euroclear Bank as it may notify the Company in writing) and, pending such vesting, to exercise all such rights attaching to the Migrating Shares as Euroclear Bank and/or Euroclear Nominees may direct;

(ii)

the Company’s Registrar and/or the Secretary may complete the registration of the transfer of the Migrating Shares as described in this Article by registering the Migrating Shares in the name of Euroclear Nominees (or such other nominee(s) of Euroclear Bank as it may notify the Company in writing) without having to furnish the former Holder of the Migrating Shares with any evidence of transfer or receipt;

(iii)	once registered in the name of Euroclear Nominees (or such other nominee(s) of Euroclear Bank as it may notify the Company in writing):

(A)

the Migrating Shares are to be held on a fungible basis so that a Holder of any of the Migrating Shares shall not be entitled to require the return of exactly the same Participating Securities as are transferred on its behalf as part of the Migration;

(B)

Euroclear Bank and Euroclear Nominees are authorised to credit the interests of such Holders of the Migrating Shares in the relevant Migrating Shares (i.e. the Belgian Law Rights representing the Migrating Shares to which such Holder was entitled) to the account of the CREST Nominee (CIN (Belgium) Limited) in the Euroclear System, as nominee and for the benefit of the CREST Depository (or the account of such other nominee(s) of the CREST Depository as it may determine);

(C)

Euroclear Bank and Euroclear Nominees are authorised to take any action necessary or desirable to enable the CREST Depository to hold the interests in the Migrating Shares referred to in sub-paragraph (B) above on trust pursuant to the terms of the CREST Deed Poll or otherwise and for the benefit of the holders of the CDIs (being the relevant Holders of the Migrating Shares); and

(D)

Euroclear Bank and Euroclear Nominees are authorised to take any action necessary or desirable to enable the issuance of CDIs by the CREST Depositary to the relevant Holders of the Migrating Shares, including any action necessary or desirable in order to authorise Euroclear Bank, Euroclear Nominees, the CREST Nominee and/or any other relevant entity to instruct the CREST Depository and/or EUI to issue the CDIs to the relevant Holders of the Migrating Shares pursuant to the terms of the CREST Deed Poll or otherwise.

(iv)

the Company’s Registrar, the Secretary and/or EUI releasing such personal data of the Holder of the Migrating Shares to the extent required by Euroclear Bank, the CREST Depository and/or EUI to effect the Migration and the issue of the CDIs;

(v)	the attorney or agent appointed pursuant to this Article is empowered to do all or any of the following on behalf of the Holders of the Migrating Shares:

(A)

procure the issue by the Company’s Registrar of such instructions in the Euroclear System or otherwise as are necessary or desirable to give effect to the Migration and the related admission of the Migrating Shares to the Euroclear System referred to in the Circular (including the procedures and processes described in the EB Migration Guide), including but not limited to the issuing by the Company’s Registrar of the instructions referred to as MT 540 MKUP and MT 544 instructions in the EB Migration Guide and the EB Services Description in respect of the Migrating Shares and any other instructions as may be deemed necessary or desirable in order for:

(I)

the interests in the Migrating Shares referred to in Article 13(a)(iii)(B) to be credited to the account of the CREST Nominee (CIN (Belgium) Limited) in the Euroclear System, as nominee and for the benefit of the CREST Depository (or the account of such other nominee(s) of the CREST Depository as it may determine);

(II)

Euroclear Bank and/or Euroclear Nominees to be authorised to take any action necessary or desirable to enable the CREST Depository to hold the interests in the Migrating Shares referred to in sub-paragraph (I) above on trust pursuant to the terms of the CREST Deed Poll or otherwise and for the benefit of the holders of the CDIs (being the relevant Holders of the Migrating Shares); and

(III)

Euroclear Bank and/or Euroclear Nominees to be authorised to take any action necessary or desirable to enable the issuance of CDIs by the CREST Depository to the relevant Holders of the Migrating Shares, including any action necessary or desirable in order to authorise Euroclear Bank, Euroclear Nominees, the CREST Nominee and/or any other relevant entity to instruct the CREST Depository and/or EUI to issue the CDIs to the relevant Holders of the Migrating Shares pursuant to the terms of the CREST Deed Poll or otherwise;

(B)

withdraw any Participating Securities from CREST and instruct the Company’s Registrar, the Secretary and/or EUI to do all that is necessary so that the register of members shall record such Participating Securities as no longer being in uncertificated form;

(C)

execute and deliver a form or forms of transfer or other instrument(s) or instruction(s) of transfer on behalf of the Holders of the Migrating Shares in favour of Euroclear Nominees or such other nominee(s) of Euroclear Bank as it may notify the Company in writing; and

(D)

execute and deliver such agreements or other documentation, electronic communications and instructions as may be required in connection with the admission of the Migrating Shares and any interest in them to the Euroclear System.

Notwithstanding any contrary provision in these Articles, the Company shall not be obliged to issue any certificates to Euroclear Nominees or such other nominee(s) of Euroclear Bank as it may notify the Company in writing following such transfers. For the purpose of these Articles, the following words and expressions shall have the same meaning as defined in the circular issued by the Company on 24 November 2020 and dated 17 November 2020 (the “Circular”): “Belgian Law Rights”, “Company’s Registrar”, “CREST”, “CREST Deed Poll”, “CREST Nominee”, “CREST Depository”, “EB Migration Guide”, “EB Services Description”, “EUI”, “Euroclear System”, “Live Date”, “Migration”, “Migrating Shares” and “Participating Securities”.

(b)	Articles 11, 12, 13 and 39 shall not apply to the Migration as approved by the Directors.

(c)

Notwithstanding anything in these Articles to the contrary and subject to the rules of the applicable central securities depository, the Directors may permit any class of Shares to be held, and trades in those Shares to be settled, through a Securities Settlement System operated by a central securities depository. Without prejudice to the generality and effectiveness of the foregoing:

(i)

the Directors may make such arrangements or regulations (if any) as they may from time to time in their absolute discretion think fit for the purpose of implementing and/or supplementing the provisions of this Article and the Migration and the facilities and requirements of the Securities Settlement System and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Article;

(ii)

the Directors may utilise the Securities Settlement System to the fullest extent available from time to time in the exercise of the Company’s powers or functions under the Acts or these Articles or otherwise in effecting any actions;

(iii)

for the purposes of Article 116, any payment in the case of Shares held through a Securities Settlement System may be made by means of the Securities Settlement System (subject always to the facilities and requirements of the Securities Settlement System) and without prejudice to the generality of the foregoing, the making of a payment in accordance with the facilities and requirements of the Securities Settlement System concerned shall be a good discharge to the Company;

(iv)

where any class of Shares in the capital of the Company is held through a Securities Settlement System and the Company is entitled under any provisions of the Acts, or the rules made and practices instituted by the central securities depository or under these Articles (including, but not limited to, Article 41), to dispose of, forfeit, enforce a lien or sell or otherwise procure the sale of any such Shares, such entitlement (to the extent permitted by the Acts and the rules made and practices instituted by the central securities depository):

(A)

shall include the right to require the central securities depository of such Securities Settlement System to take such steps as may be necessary to sell or transfer such Shares and/or to appoint any person to take such other steps in the name of the central securities depository (or its nominees(s)) as may be required to effect a transfer of such Shares and such steps shall be as effective as if they had been taken by the central securities depository (or its nominee(s)); and

(B)	shall be treated as applying only to such Shares held by the central securities depository or its nominee(s) and not to any other Shares held by the central securities depository or its nominee(s).

(d)	The Holders of the Migrating Shares agree that none of the Company, the Directors, the Company’s Registrars or the Secretary shall be liable in any way in connection with:

(i)

any of the actions taken in respect of the Migrating Shares in connection with the Migration and/or the matters in connection with the Migration referred to in the Circular (including the procedures and processes described in the EB Migration Guide), whether pursuant to the authorities granted by the Holders of the Migrating Shares pursuant to this Article, the resolutions passed at the extraordinary general meeting of the Company held on 17 December 2020 (or any adjournment thereof) or otherwise; and/or

(ii)

any failures and/or errors in the systems, processes or procedures of Euroclear Bank and/or EUI which adversely affect the implementation of the Migration and/or the matters in connection with the Migration referred to in the Circular (including the procedures and processes described in the EB Migration Guide).

PART IV - LIEN ON SHARES

14.	Extent of lien

The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Directors, at any time, may declare any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share shall extend to all moneys payable in respect of it.

15.	Power of sale

The Company may sell in such manner as the Directors determine any Share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen Clear Days after notice demanding payment, and stating that if the notice is not complied with the Shares may be sold, has been given to the Holder of the Share or to the person entitled to it by reason of the death or bankruptcy of the Holder.

16.	Power to effect transfer

To give effect to a sale the Directors may take such steps as the Directors consider are necessary or desirable in order to effect such sale and, for this purpose, may authorise some person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The transferee shall be entered in the Register as the Holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

17.	Proceeds of sale

The net proceeds of the sale, after payment of the costs relating thereto, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the Shares sold or an indemnity in a form which is satisfactory to the Directors and subject to a like lien for any moneys not presently payable as existed upon the Shares before the sale) shall be paid to the person entitled to the Shares at the date of the sale.

PART V – CALLS ON SHARES AND FORFEITURE

18.	Making of calls

Subject to the terms of allotment, the Directors may make calls upon the Members in respect of any moneys unpaid on their Shares and each Member (subject to receiving at least fourteen Clear Days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his Shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part, and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for such call notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

19.	Time of call

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

20.	Liability of joint Holders

The joint Holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

21.	Interest on calls

If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the Share or in the notice of the call but the Directors may waive payment of the interest wholly or in part.

22.	Amounts treated as calls

An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value or by way of premium, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

23.	Power to differentiate

Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares for different terms to apply as between the Holders in relation to the amounts and times of payment of calls on their Shares.

24.	Interest on moneys advanced

The Directors, if they think fit, may receive from any Member willing to advance same all or any part of the moneys uncalled and unpaid upon any Shares held by him, and upon all or any of the moneys so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the company in general meeting otherwise directs) 15 per cent, per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

25.	Notice requiring payment

(a)

If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

(b)

The notice shall name a further day (not earlier than the expiration of fourteen Clear Days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

(c)

If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any Shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited Shares and not paid before forfeiture. The Directors may accept a surrender of any Share liable to be forfeited hereunder.

(d)

On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the Member sued is entered in the Register as the Holder, or one of the Holders, of the Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the Member sued, in accordance with these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

26.	Power of disposal

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposal the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a Share is to be transferred to any person, the Directors may take such steps as the Directors consider are necessary or desirable in order to effect such sale and, for this purpose, may authorise some person to execute an instrument of transfer of the Share to that person. The Company may receive the consideration, if any, given for the Share on any sale or disposal thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and thereupon he shall be registered as the Holder of the Share and shall not be bound to see to the application of the purchase moneys, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share and after the name of the transferee has been entered in the Register the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

27.	Effect of forfeiture

A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but nevertheless shall remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the Shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the Shares.

28.	Statutory declaration

A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a Share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share.

29.	Non-payment of sums due on Share issues

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

PART VI - CONVERSION OF SHARES INTO STOCK

30.	Conversion of Shares into stock

The Company by ordinary resolution may convert any paid up Shares into stock and reconvert any stock into paid up Shares of any denomination.

31.	Transfer of stock

The holders of stock may transfer the same or any part thereof, in the same manner, and subject to the same regulations, as and subject to which the Shares from which the stock arose might have been transferred before conversion, or as near thereto as circumstances admit; and the Directors may fix from time to time the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of each Share from which the stock arose.

32.	Rights of stockholders

(a)	The holders of stock shall have, according to the amount of stock held by them, the same rights, privileges and advantages in relation to dividends, voting at meetings of the Company and other matters as if they held the Shares from which the stock arose, but no such right, privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which, if existing in Shares, would not have conferred that right, privilege or advantage.

(b)	Such of these Articles as are applicable to paid up Shares shall apply to stock, and the words “Share” and “Shareholder” therein shall include “stock” and “stockholder”.

PART VII – TRANSFER OF SHARES

33.	Form of instrument of transfer

Subject to such of the restrictions of these Articles, Article 3(2) of the CSD Regulation, the Acts and to such of the conditions of issue or transfer as may be applicable, the Shares of any Member may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve. The Directors may also permit title to any Shares in the Company to be transferred without a written instrument of transfer where permitted by the Acts, subject to compliance with the requirements imposed under the relevant provisions of the Acts and any additional requirements which the Directors may approve.

34.	Execution of instrument of transfer

(a)

The instrument of transfer of any Share shall be executed by or on behalf of the transferor and, in cases where the Share is not fully paid, by or on behalf of the transferee. The transferor shall be deemed to remain the Holder of the Share until the name of the transferee is entered in the Register in respect thereof.

(b)

Notwithstanding the provisions of these Articles and subject to any regulations made pursuant to Section 1086 of the Act, title to any Shares may also be evidenced and transferred without a written instrument in accordance with the 1996 Regulations and

Section 1086 of the Act or any regulations made thereunder. The Directors shall have power to permit any class of Shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates, in order to give effect to such regulations.

(c)

The Company, at its absolute discretion and insofar as the Acts or any other applicable law permits, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of Shares on behalf of the transferee of such Shares of the Company. If stamp duty resulting from the transfer of Shares in the Company, which would otherwise be payable by the transferee, is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set off the stamp duty against any dividends payable to the transferee of those Shares, and (iii) claim a first and paramount lien on the Shares on which stamp duty has been paid by the Company or its subsidiaries for the amount of stamp duty paid.

35.	Refusal to register transfers

Section 95(1) of the Act shall not apply to the Company.

(a)

The Directors in their absolute discretion and without assigning any reason therefor may decline to register any transfer, or renunciation of a renounceable letter of allotment, of a Share which is not fully paid save and however, that in the case of such a Share which is admitted to listing on any of The Stock Exchanges such restriction shall not operate so as to prevent dealings in such a Share of the Company from taking place on an open and proper basis.

(b)

The Directors shall not register any person as a Holder of any Share in the Company (other than an allottee under an issue of Shares by way of capitalisation of profits or reserves made pursuant to these Articles or a Stock Exchange Nominee or a Depositary (as defined in Article 41) unless such person has furnished to the Directors a declaration (in such form as the Directors may from time to time prescribe) (i) signed by him or on his behalf (or, in the case of a corporation, sealed by the corporation or signed on its behalf by an attorney or duly authorised officer of the corporation); and/or (ii) through such medium (including electronically) as the Directors may deem to be acceptable, together with such evidence as the Directors may require of the authority of any signatory on behalf of such person, stating (i) the name and nationality of any person who has an Interest in any such Share and (if such declaration or the Directors so require) the nature and extent of the Interest of each such person or (ii) such other information as the Directors may from time to time determine. The Directors shall in any case where they may consider it appropriate require such person to provide such evidence or give such information as to the matters referred to in the declaration as they think fit. The Directors shall decline to register any person as a Holder of a Share if such further evidence or information is not provided or given. The Directors shall, so long as they act reasonably and in good faith, be under no liability to the Company or to any other person if they register any person as the Holder of a Share on the basis of a declaration or other evidence or information provided pursuant to this Article 35 which declaration, evidence or information appears on its face to be correct. This Article 35(b) shall not apply to the registration of a central securities depository (or its nominee(s)) acting in its capacity as operator of a Securities Settlement System (including, without limitation, Euroclear Nominees as nominee of Euroclear Bank) as the registered Holder of any Migrating Share pursuant to the implementation of the Migration (as defined in Article 13A).

(c)	The Directors may decline to recognise any instrument of transfer, or renunciation of a renounceable letter of allotment, of any Share unless:

(ii)

it is accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer or renunciation (save where the transferor is a Stock Exchange Nominee);

(ii)	it is in respect of one class of Share only;

(iii)	it is in favour of not more than four transferees; and

(iv)	it is lodged at the Office or at such other place as the Directors may appoint.

(d)

The transfer of any Restricted Share (as defined in Article 41) shall be subject to the approval of the Directors if, in the opinion of the Directors, such Restricted Share would upon transfer remain a Restricted Share and the, Directors may refuse to register the transfer of a Restricted Share if it would continue to be a Restricted Share following such transfer.

36.	Procedure on refusal

If the Directors refuse to register a transfer then, within two months after the date on which the transfer was lodged with the Company, they shall send to the transferee notice of the refusal.

37.	Closing of transfer books

The registration of transfers of Shares either generally or in respect of any class of Shares may be suspended at such times and for such periods (not exceeding thirty days in each year) as the Directors may determine.

38.	Absence of registration fees

No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any Share and the Directors shall exercise their discretion under Section 95(2)(a) of the Act to that effect.

39.	Retention of transfer instruments

The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

40.	Renunciation of allotment

Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any Shares by the allottee in favour of some other person.

41.	Limitations on Share Ownership

(A)

The purpose of this Article 41 is to enable the Directors to ensure that, where it is necessary for Shares to be owned and controlled by persons of a particular nationality or nationalities so as to ensure that the Company or any of its subsidiaries can continue to enjoy the benefit of any Licence, the Shares are so owned and controlled.

(B)	In this Article 41 the following expressions shall have the following meanings

“Affected Holder”

(i) any natural person who is not a national of a member state of the European Union; (ii) any body corporate or similar entity which has not been incorporated in and the centre of management and control of which is not in a member state of the European Union; (iii) a government or governmental department, agency or body, otherwise than of a member state of the European Union; (iv) any municipal, local, statutory or other authority or any undertaking or body formed or established in any country other than a member state of the European Union; or (v) any person who: (a) falls within any of the foregoing paragraphs of this definition; and (b) would be taken to be interested in any Shares pursuant to the provisions of Section 1054 of the Act if a body corporate were interested in those Shares;

“Affected Share”

any Share in which an Affected Holder has a direct or indirect Interest (through Depositary Shares, a central securities depository or its nominee(s) acting in its capacity as operator of a Securities Settlement System or otherwise) or which is otherwise declared by the Directors to be an Affected Share pursuant to these Articles and which has not been removed from the Separate Register;

“Affiliate”

in the case of an individual Holder, his spouse, child or grandchild and, in the case of any Holder which is a body corporate, a wholly owned subsidiary of such body corporate, a body corporate of which such body corporate is a wholly owned subsidiary or a wholly owned subsidiary of that body corporate, in the case of a general partnership, any partner of such partnership, any limited or general partner or member of any such partner (or any shareholder, member or partner of such entity) and, in the case of a limited partnership, any limited or general partner of such limited partnership, any limited or general partner or member of any such limited or general partner (or any shareholder, member or partner of such entity);

“Depositary”

a custodian or other person approved by the Directors or appointed under contractual arrangements with the Company (or a nominee for such custodian or other person) whereby such custodian or other person holds or is interested in Shares or rights or Interests in Shares and which issues Depositary Receipts representing Depositary Shares evidencing Interests in Deposited Shares;

“Depositary Receipts”	receipts or similar documents of title issued by or on behalf of a Depositary representing Depositary Shares;

“Depositary Shares”	means shares issued by a Depositary represented by Depositary Receipts and evidencing Interests in Deposited Shares;

“Deposited Shares”	means the Shares held by a Depositary or in which such Depositary is interested in its capacity as a Depositary;

“member state of the European Union”

means any state that from time to time is, or is deemed to be, a Member State for the purposes of Regulation (EC) No 1008/2008 of the European Parliament and of the Council of 24 September 2008, on common rules for the operation of air services in the Community (as amended or readopted), including (for the avoidance of doubt) any state that is from time to time a member state of the European Union and/or the European Economic Area;

“Intervening Act”

means the refusal, withholding, suspension or revocation of any Licence applied for, granted to or enjoyed by the Company or any subsidiary of the Company, or the imposition of any conditions or limitations upon any such Licence which materially inhibit the exercise thereof;

“Licence”

any licence, permit, consent or privilege of any kind held or enjoyed from time to time by the Company or any of its subsidiaries which enables an air service to be operated including, without prejudice to the generality of the foregoing, any air operator’s certificate issued pursuant to the Air Navigation (Air Operator Certificates) Order 1993 or the Irish Aviation Authority (Air Operator Certificates) Order 1999 or any air operation licence issued pursuant to Regulation (EC) no. 1008/2008 of the European Parliament and of the Council of 24 September 2008 on common rules for the operation of air services in the Community (as recast);

“Permitted Maximum”	means any aggregate number of Shares which the Directors have specified as the maximum aggregate permitted number of Affected Shares pursuant to paragraph (H)(ii)(c) of this Article;

“Restricted Share”	means any Share or Depositary Share which shall be treated as a restricted share pursuant to sub-paragraph (H) of this Article;

“Restricted Share Disposal”

means a disposal or disposals of Interests in an Affected Share (including Interests held through Depositary Shares or a central securities depository or its nominee(s) acting in its capacity as operator of a Securities Settlement System) such that the Affected Share ceases to be an Affected Share;

“Restricted Share Notice”	means a notice in writing served in accordance with the provisions of paragraph (I) of this Article; and

“Separate Register”	the separate register to be maintained in accordance with Article 41(C).

(C)	A Separate Register, apart from the Register, shall be maintained of all Affected Shares in such format and containing such information as the Directors shall determine from time to time. The particulars entered on the Separate Register in respect of any Share shall comprise, in addition to the identity of the Holder or joint Holders, such information as has been requested by and supplied to the Directors (regarding, where appropriate, the name and nationality of any person having an Interest in such Share, the nature and extent of the Interest of each such person and the date such Interest was acquired) or, if no such information has been supplied, such information as the Directors consider appropriate. The Directors may from time to time (if they so determine) cause to be entered in the Separate Register particulars of any Share in respect of which neither the Holder nor any joint Holder has made a declaration as to whether or not the Share is an Affected Share and all or some specified number of Shares in respect of which Depositary Shares have been issued by a Depositary (and any number so specified may from time to time be varied by the Directors).

(D)	Each Holder of a Share which has not been acknowledged to be an Affected Share who becomes aware that such Share is or has become an Affected Share shall forthwith notify the Company accordingly.

(E)

Whether or not a Disclosure Notice pursuant to Article 7 has been given, the Directors may, and if at any time it appears to the Directors that a Share, particulars of which have not been entered in the Separate Register may be an Affected Share shall, give notice in writing to the Holder or Holders of any Share or to any other person who appears to them to be interested in that Share requiring him to show to their satisfaction that such a Share is not an Affected Share. Any person on which such notice has been served and any other person who is interested in such Share may within twenty-one days thereafter (or such longer period as the Directors may consider reasonable) make representations to the Directors as to why such Share should not be treated as an Affected Share but, if, after considering such representations and such other information as seems to them relevant, the Directors are not so satisfied, the Directors shall declare such Share to be an Affected Share and it shall thereupon be treated as such.

(F)(i)The Directors shall be entitled to treat any or all Shares held by a Depositary as Affected Shares unless evidence which is satisfactory to the Directors, in their sole discretion, showing that such Shares should not be treated as Affected Shares because the holders of some or all of the Depositary Receipts evidencing Depositary Shares are not Affected Holders is produced to the Directors.

(ii)

A person who has an Interest in Shares as a consequence of having an Interest in Depositary Receipts evidencing Depositary Shares shall be treated as only having an Interest in the number of Shares represented by such Depositary Shares evidenced by such Depositary Receipts, unless there is some reason why such person should be regarded as having an Interest in any other Shares represented by Depositary Shares evidenced by Depositary Receipts.

(iii)

The Directors shall be entitled to assume that any holder of Depositary Receipts who has a registered address in the United States of America is or holds such Depositary Receipts on behalf of a national of the United States of America and that any holder of Depositary Receipts who has a registered address in Canada is or holds such Depositary Receipts on behalf of a national of Canada.

(G)

The Directors shall remove from the Separate Register any information set out therein regarding any Affected Shares if satisfactory evidence that such Shares have ceased be an Affected Shares or should no longer be treated as Affected Shares has been produced to them (in such format as they shall specify) and such Shares shall cease to be regarded as Affected Shares once such information has been removed from the Separate Register. The decision of the Directors in this regard shall be at their absolute discretion and any decision made or any action taken by the Directors shall be without prejudice to their entitlement to take any other action which they are entitled to take pursuant to these Articles.

(H)(i)The provisions of sub-paragraph (ii) shall apply where the Directors determine that it is necessary to take steps in order to protect any Licence or the status of the Company or any of its subsidiaries as an airline of air carrier by reason of the fact that:

(a)	an Intervening Act has taken place;

(b)

the Company or any subsidiary of the Company receives a notice or direction from any governmental body or any other body regulating the provision of air transport services to the effect that an Intervening Act is imminent, threatened or intended;

(c)	the aggregate number of Affected Shares particulars of which are entered in the Separate Register is such that an Intervening Act may occur; or

(d)	the ownership or control of the Company is otherwise such that an Intervening Act is imminent, threatened or intended.

(ii)

Where a determination has been made under sub-paragraph (i) of this paragraph, the Directors shall take such of the following steps, either immediately upon such determination being made or at any time thereafter, as seems to them necessary or desirable to overcome, prevent or avoid an Intervening Act:

(a)	the Directors may remove any Director before the expiration of his term of office or change the Chairman of the Board;

(b)

the Directors may resolve to seek to identify those Shares, Depositary Shares evidencing an Interest in such Shares or Affected Shares which gave rise to the determination, or would in their sole opinion, if details thereof had been entered on the Separate Register at the relevant time, have given rise to a determination and to deal with such Shares or Affected Shares (or any Depositary Shares evidencing an Interest in such Shares) as Restricted Shares; and/or

(c)

the Directors may specify a Permitted Maximum of Affected Shares or vary any Permitted Maximum previously specified, provided that, subject to paragraph (H) (iii) of this Article, at no time shall the Permitted Maximum be less than 40 per cent of the aggregate number of issued Shares and, at any time when the aggregate number of Affected Shares of which particulars are entered in the Separate Register exceeds the Permitted Maximum applying for the time being, the Directors may deal with such of the Affected Shares as they decide are in excess of the Permitted Maximum or Depositary Shares evidencing an Interest in such Shares as Restricted Shares.

(iii)	Notwithstanding the provisions of paragraphs (H) (i) and (ii) of this Article, the Directors may take the following action if there is a change in any applicable law or the Company or any subsidiary of the Company receives any direction, notice or requirement of any state, authority or person which, in either case, necessitates such action in order to overcome, prevent or avoid an Intervening Act:

(a)

the Directors may specify that the Permitted Maximum referred to in paragraph (H)(ii)(c) of this Article shall be set at such level below 40 per cent as they consider necessary in order to overcome, prevent or avoid such Intervening Act; and/or

(b)

the Directors may resolve that any Affected Shares held by any Holder or Holders or any Depositary Shares evidencing an Interest in such Shares shall be treated as Restricted Shares for the purposes of this Article 41.

(I)

The Directors shall give a Restricted Share Notice to the registered Holder of any Share (or the registered holder of a Depositary Receipt evidencing Depositary Shares) which they determine to deal with as a Restricted Share and to any other person who appears to them to be interested in that Share (or Depositary Receipt evidencing Depositary Shares) and shall state which of the provisions of paragraph (J) of this Article (all of which shall be set out in the Notice) are to be applied forthwith in respect of such Restricted Share. The Directors shall be entitled from time to time to serve further Restricted Share Notices in respect of any Restricted Share applying further provisions of paragraph (J) of this Article. The registered Holder of a Share or the registered holder of a Depositary Share in respect of which a Restricted Share Notice has been served or any other person on whom a Restricted Share Notice in respect of that Share or Depositary Share has been served may make representations to the Directors as to why such Share or Depositary Share should not be treated as a Restricted Share and if, after considering such representations and such other information as seems to them relevant, the Directors consider that the Share or Depositary Share should not be treated as a Restricted Share they will forthwith withdraw the Restricted Share Notice served in respect of such Share or Depositary Share and the provisions of paragraph 0 shall no longer apply to it. For the avoidance of doubt, any Share or Depositary Share which the Directors determine to deal with as a Restricted Share shall continue to be a Restricted Share unless and until the Directors withdraw the Restricted Share Notice relating thereto. Where a Restricted Share Notice is served on a central securities depository or its nominee(s) acting in its capacity as operator of a Securities Settlement System, the Restricted Share Notice shall be treated as applying only to such number of Shares as is equal to the number of Restricted Shares held by the central securities depository or its nominee(s) as are referred to in the Restricted Share Notice and not to any other Shares held by the central securities depository or its nominee(s).

(J)(i)A registered Holder of a Restricted Share or, where relevant, the registered holder of a Depositary Receipt evidencing Depositary Shares upon whom a Restricted Share Notice has been served or, where relevant, a Depositary shall not (if such Restricted Share Notice specified that the provisions of this sub-paragraph (i) are to apply thereto) be entitled, in respect of such Share or Depositary Share evidenced by the relevant Depositary Receipt, to attend or to speak at any general meeting of the Company or any meeting of the Holders of any class of Shares or to vote at any such meeting and the rights to attend (whether in person or by proxy), to speak and to demand and vote on a poll which, but for the provisions of this sub-paragraph (J)(i), would have attached to the Restricted Share shall vest in the chairman of such meeting. The manner in which the chairman exercises or refrains from exercising any such rights shall be entirely at his discretion. The chairman of any such meeting as aforesaid shall be informed by the Directors of any Share or Depositary Share becoming or being deemed to be a Restricted Share.

(ii)

The persons on whom a Restricted Share Notice has been served shall (if such Restricted Share Notice specifies that the provisions of this sub- paragraph (J)(ii) are to apply thereto), within twenty-one days of receiving such Restricted Share Notice (or such longer period as may in such Notice be prescribed by the Directors), make a Restricted Share Disposal so that no Affected Holder has an Interest in that Share (including an Interest held through Depositary Shares) the subject of the relevant Restricted Share Notice.

(K)

If a Restricted Share Disposal is not made in accordance with a Restricted Share Notice requiring such Restricted Share to be transferred within the required period from the date of the service thereof, then such Restricted Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit at the best price reasonably obtainable at the relevant time and in the relevant circumstances, so that the Share, which is the subject of the Restricted Share Notice, thereafter ceases to be an Affected Share. Where for the purposes of such disposal, such Restricted Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Restricted Share to that person or take such other actions (including, but not limited to, pursuant to Article 13A(c)(iv)) as the Directors may consider necessary or desirable to effect such transfer. The Company may receive the consideration, if any, given for the Restricted Share on any sale or disposal thereof and the transferee shall be registered as the Holder or holder of the Restricted Share and shall not be concerned to see to the application of the purchase money, nor shall his title to the Restricted Share be affected by any irregularity or invalidity in the proceedings in reference to the disposal of the Restricted Share. The net proceeds of the disposal, after payment of the costs, shall be paid to the former Holder or holder of the Restricted Share upon surrender to the Company for cancellation of the certificate for the Restricted Share sold or such other evidence of title to the Restricted Share sold as the Directors consider appropriate. Where a Restricted Share Notice which specifies that the provisions of Article 41(J)(ii) are to apply thereto is served on a central securities depository or its nominee(s) acting in its capacity as operator of a Securities Settlement System, the Restricted Share Disposal shall be treated as applying only to such number of Shares as is equal to the number of Restricted Shares held by the central securities depository or its nominee(s) as are referred to in the Restricted Share Notice and not to any other Shares held by the central securities depository or its nominee(s).

(L)	A Restricted Share Notice may be withdrawn by the Directors at any time before the relevant Restricted Shares are transferred in accordance with its terms.

(M)(i)Subject to sub-paragraph (ii), in deciding which Shares are to be dealt with as Restricted Shares the Directors shall be entitled to have regard to the Interests in Affected Shares which in their sole opinion have directly or indirectly caused the determination under sub-paragraph (H) of this Article but subject thereto shall, so far as practicable, firstly treat as Restricted Shares those Affected Shares in respect of which no declaration as to whether or not such Shares are Affected Shares has been made by the Holder or joint Holder thereof and where information requested as to the nationality of parties having an Interest in such Shares is not provided within 14 days of a request being made under Article 7 or in accordance with Article 41(E), as the case may be, and thereafter shall have regard to the chronological order in which particulars of Affected Shares have been, or are to be, entered in the Separate Register (and accordingly treat as Restricted Shares those Affected Shares which have been acquired, or details of which have been entered in the Separate Register, most recently) save in circumstances where such criterion would in the sole opinion of the Directors be inequitable, in which event the Directors shall apply such other criterion or criteria as they may, in their absolute discretion, consider appropriate.

(ii)

Subject to the provisions of this sub-paragraph (ii), the Directors shall not have regard to any transfer of Affected Shares or Interests in Affected Shares by an Affected Holder to an Affiliate of such Affected Holder in considering the chronological order in which particulars of Affected Shares have been entered in the Separate Register for the purposes of sub-paragraph (i) and, for such purpose, shall only have regard to the date upon which particulars of Affected Shares were first entered in the Separate Register until such time as they are transferred or the Interests in such Affected Shares are transferred to a party who is not an Affiliate of the Affected Holder of such Affected Shares. The provisions of this sub-paragraph (ii) are without prejudice to, and shall not affect, the ability of the Directors to apply criteria other than the chronological order in which particulars of Affected Shares have been entered in the Separate Register where the latter criterion would be inequitable in determining which Affected Shares are to be treated as Restricted Shares pursuant to sub- paragraph (i). The Directors may require any Affected Holder to produce evidence, to their satisfaction, that any transfer of Affected Shares or Interests in Affected Shares by or to such Affected Holder has been a transfer by an Affected Holder to an Affiliate of such Affected Holder for the purposes of this sub-paragraph (ii) and, where the Directors so request, any such transfer shall not be treated as a transfer by an Affected Holder to an Affiliate of such Affected Holder for the purposes of this sub-paragraph (ii) until such evidence has been produced to the Directors.

(N)

Notwithstanding any other provision of these Articles, the Directors shall not be obliged to serve any notice required under this Article upon any person if they do not know either his identity or address. The absence of service in such circumstances as aforesaid and any accidental error in or failure to give any notice to any person upon whom notice is required to be served under this Article shall not prevent the implementation of or invalidate any procedure under this Article.

(O)

For the purposes of this Article, a person who has an Interest in Shares, the registered Holder of which is (i) a Stock Exchange Nominee or (ii) a nominee of a central securities depository acting in its capacity as operator of a Securities Settlement System (including, without limitation, where Shares are held by Euroclear Nominees, as nominee of Euroclear Bank) (other than an Interest arising solely as a result of a Stock Exchange Nominee or a nominee of a central securities depository being the registered Holder of such Shares) shall not (in the absence of any other reason why he should be so treated) be deemed to have an Interest in the remainder of the Shares held by such Stock Exchange Nominee or the nominee of such central securities depository.

(P)

Any resolution, decision, determination or exercise of any discretion or power by the Directors pursuant to this Article 41 shall be final and conclusive and they shall not be obliged to give any reasons therefor. The Directors shall be under no liability to the Company or any other person, so long as they act in good faith, for any failure to exercise any of the powers exercisable by them pursuant to this Article or for any erroneous determination made by them in exercise of their powers pursuant to this Article. Any disposal or transfer made, or other thing done, by or on behalf of, or on the authority of the Directors or any of them pursuant to this Article shall be conclusive and binding on all persons concerned and shall not be open to challenge on any ground whatsoever. Without prejudice to the generality of the foregoing, the Directors shall, so long as they act reasonably and in good faith, be under no liability to the Company or any other person for failing to treat any Share as an Affected Share or any person as an Affected Holder in accordance with the provisions of this Article and neither shall any of the Directors be liable to the Company or any other person if, having acted reasonably and in good faith, they determined erroneously that any Share is an Affected Share or any person is an Affected Holder or, on the basis of such determination or resolution of the Directors, they perform or exercise (or purport to perform or exercise) their duties, powers, rights or discretions under Article 41 in relation to such Share.

(Q)

The provisions of Articles 125 to 131A shall apply, mutatis mutandis, to service of notices upon any Member pursuant to this Article. Any notice required by this Article to be served upon a person who is not a Member or upon a person who is a Member but to whom Article 127 applies shall be deemed validly served if it is sent through the post in a pre-paid cover addressed to that person at the address (or if more than one, at one of the addresses), if any, at which the Directors believe him to be resident or carrying on business. Service shall in such a case be deemed to be effected at the expiration of twenty-four hours (or, where second class mail is employed, forty-eight hours) after the time when the cover containing the same is posted and in proving such service it shall be sufficient that such cover was properly addressed, stamped and posted.

(R)

At any time when the Directors have resolved to specify a Permitted Maximum or deal with any Shares as Restricted Shares (other than on the first occasion when they resolve to specify a Permitted Maximum following the adoption of these Articles) they shall publish in at least one national newspaper in the State (and in a newspaper in any other country in which Shares or Depositary Receipts evidencing Depositary Shares are, at the instigation of the Company, listed, quoted or dealt in on any stock exchange) notice of such resolution and of any Permitted Maximum which has been specified, together with a statement of the provisions of this Article which can apply to Restricted Shares and the name of the person or persons who will answer enquiries relating to Restricted Shares on behalf of the Company. At other times the Directors shall from time to time so publish information as to the number of Shares, particulars of which have been entered in the Separate Register.

(S)

The Directors shall not be required to make the Separate Register available for inspection by any person but shall provide persons who make enquiries which the Directors determine in their sole discretion to be bona fide with information as to the aggregate number of Shares of which particulars are from time to time entered in the Separate Register.

(T)

The Directors may determine that a different definition of the term “EU National” shall apply for the purposes of these Articles, where they have obtained written confirmation from an appropriate governmental or regulatory body and such other confirmations as they require that such determination will not adversely affect the ability of the Directors to ensure compliance with any applicable law or regulation by exercising the powers conferred on them pursuant to these Articles following such determination.

PART VIII - TRANSMISSION OF SHARES

42.	Death of Member

If a Member dies the survivor or survivors where he was a joint Holder, and his personal representatives where he was a sole Holder or the only survivor of joint Holders, shall be the only persons recognised by the Company as having any title to his interest in the Shares; but nothing herein contained shall release the estate of a deceased Member from any liability in respect of any Share which had been jointly held by him.

43.	Transmission on death or bankruptcy

A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may elect, upon such evidence being produced as the Directors may properly require, either to become the Holder of the Share or to have some person nominated by him registered as the transferee. If he elects to become the Holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the Share to that person. All of the provisions of these Articles relating to the transfer of Shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the Member and the death or bankruptcy of the Member had not occurred.

44.	Rights before registration

A person becoming entitled to a Share by reason of the death or bankruptcy of a Member (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the Share) shall (notwithstanding that he is not entered on the Register as the holder of the Share) have the rights to which he would be entitled if he were the Holder of the Share, except that, before being registered as the Holder of the Share, he shall not be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the Holders of any class of Shares in the Company, so, however, that the Directors, at any time, may give notice requiring any such person to elect either to be registered himself or to transfer the Share and, if the notice is not complied with within ninety days, the Directors thereupon may withhold payment of all dividends, bonuses or other moneys payable in respect of the Share until the requirements of the notice have been complied with.

PART IX - ALTERATION OF SHARE CAPITAL

45.	Increase of capital

(a)	The Company from time to time by ordinary resolution may increase the share capital by such sum, to be divided into Shares of such amount, as the resolution shall prescribe.

(b)

Subject to the provisions of the Acts, the new Shares shall be issued to such persons, upon such terms and conditions and with such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof shall direct and, if no direction be given, as the Directors shall determine and in particular such Shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the Company and with a special, or without any, right of voting.

(c)

Except so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new Shares shall be considered part of the pre-existing ordinary capital and shall be subject to the provisions herein contained with reference to calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

46.	Consolidation, sub-division and cancellation of capital

The Company, by ordinary resolution, may:

(a)	consolidate and divide all or any of its share capital into Shares of larger amount;

(b)

subject to the provisions of the Acts, subdivide its Shares, or any of them, into Shares of smaller amount, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived (and so that the resolution whereby any Share is sub-divided may determine that, as between the Holders of the Shares resulting from such sub-division, one or more of the Shares may have, as compared with the others, any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new Shares); or

(c)

cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the Shares so cancelled.

47.	Fractions on consolidation

Subject to the provisions of these Articles, whenever as a result of a consolidation of Shares any Members would become entitled to fractions of a Share, the Directors may sell, on behalf of those Members, the Shares representing the fraction for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those Members, and the Directors may take such steps as the Directors consider are necessary or desirable in order to effect such sale and, for this purpose, may authorise any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

48.	Reduction of capital

The Company, by special resolution, may reduce its share capital, any capital redemption reserve fund, share premium account or any undenominated capital in any manner and with, and subject to, any incident authorised, and consent required, by law.

49.	Purchase of own Shares

Subject to the provisions of the Acts and to any rights conferred on the Holders of any class of Shares, the Company may purchase all or any of its Shares of any class (including any redeemable Shares). Every contract for the purchase of, or under which the Company may become entitled or obliged to purchase, Shares in the Company shall be authorised by a special resolution of the Company. Neither the Company nor the Directors shall be required to select the Shares to be purchased rateably or in any particular manner as between the Holders of Shares of the same class or as between them and the Holders of Shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of Shares. Subject as aforesaid, the Company may cancel any Shares so purchased or may hold them as treasury Shares and issue any such treasury Shares as Shares of any class or classes or cancel them. Notwithstanding anything to the contrary contained in these Articles, the rights attached to any class of Shares shall be deemed not to be varied by anything done by the Company pursuant to this Article.

PART X - GENERAL MEETINGS

50.	Annual general meetings

The Company shall hold in each year a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting and that of the next.

51.	Extraordinary general meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings.

52.	Convening general meetings

The Directors may convene general meetings. Extraordinary general meetings may also be convened by the Directors on such requisition, or in the event of default by the Directors may be convened by such requisitionists and in such manner, as may be provided by the Acts. If at any time there are not within the State sufficient Directors capable of acting to form a quorum, any Director or any two Members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

53.	Notice of general meetings

(a)

Subject to the provisions of the Acts allowing a general meeting to be called by shorter or longer notice, an annual general meeting and an extraordinary general meeting shall be called by at least twenty-one Clear Days’ notice.

(b)

Any notice convening a general meeting shall specify the time and place of the meeting and the general nature of that business and, in reasonable prominence, that a Member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a Member of the Company. It shall also give particulars of any Directors who are to retire by rotation or otherwise at the meeting and of any persons who are recommended by the Directors for appointment or re- appointment as Directors at the meeting, or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting, as well as the other matters required by Sections 184 and 1103 of the Act to be included in such notice. Subject to any restrictions imposed on any Shares, the notice shall be given to all the Members and to the Directors, the Secretary and the Auditors.

(c)	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

(d)

Where, by any provision contained in the Acts, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors of the Company have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than such number of days as the Acts permit before the meeting at which it is moved, and the Company shall give to the Members notice of any such resolution as required by and in accordance with the provisions of the Acts.

(e)

The Directors may, for the purpose of controlling the level of attendance at any place specified for the holding of a general meeting, from time to time make such arrangements whether involving the issue of tickets (on a basis intended to afford to all Members otherwise entitled to attend such meeting an equal opportunity of being admitted to the meeting) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in place therefor and the entitlement of any Member or proxy to attend a general meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting stated to apply to that meeting. In the case of any general meeting to which such arrangements apply the Directors shall, and in the case of any other general meeting the Directors may, when specifying the place of the general meeting, direct that the meeting shall be held at a place specified in the notice at which the chairman of the meeting shall preside (“the Principal Place”) and make arrangements for simultaneous attendance and participation at other places by Members otherwise entitled to attend the general meeting but excluded therefrom under the provisions of this Article or who wish to attend at any of such other places provided that persons attending at the Principal Place and at any of such other places shall be able to see and hear and be seen and heard by persons attending at the Principal Place and at such other places. Such arrangements for simultaneous attendance may include arrangements for controlling the level of attendance in any manner aforesaid at such other places provided that they shall operate so that any such excluded Members as aforesaid are able to attend at one of such other places. For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the Principal Place.

(f)

Any request by a Member to put an item on the agenda of an annual general meeting or to table a draft resolution under Section 1104 of the Act shall be received by the Company in hardcopy form or in electronic form at the address or addresses specified by the Company for that purpose at least forty-two (42) days before the date of the general meeting to which it relates.

PART XI - PROCEEDINGS AT GENERAL MEETINGS

54.	Quorum for general meetings

(a)	No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Except as provided in relation to an adjourned meeting, two Members, present in person or by proxy, entitled to vote upon the business to be transacted, shall be a quorum.

(b)	If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such time and place as the Directors may determine. If at the adjourned meeting such a quorum is not present within half an hour from the time appointed for the meeting, the meeting, if convened otherwise than by resolution of the Directors, shall be dissolved, but if the meeting shall have been convened by resolution of the Directors, a proxy appointed by a central securities depository entitled to be counted in a quorum present at the meeting shall be a quorum.

55.	Special business

All business shall be deemed special that is transacted at an extraordinary general meeting. All business that is transacted at an annual general meeting shall also be deemed special with the exception of declaring a dividend, the consideration of Company’s statutory financial statements and report of the Directors and the report of the Auditors on those statements, the election of Directors in the place of those retiring (whether by rotation or otherwise), the fixing of the remuneration of the Directors, the re-appointment of the retiring Auditors (subject to Sections 380 and 382 to 385 of the Act) and the fixing of the remuneration of the Auditors.

56.	Chairman of general meetings

(a)

The chairman of the board of Directors or, if such person is not an EU National or in his absence, the deputy chairman (if any) or, if such person is not an EU National or in his absence, some other Director who is an EU National nominated by the Directors shall preside as chairman at every general meeting of the Company. If at any general meeting none of such persons shall be present within fifteen minutes after the time appointed for the holding of the meeting and willing to act, the Directors present shall elect one of their number to be chairman of the meeting and, if there is only one Director present and willing to act, he shall be chairman.

(b)

If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present (whether in person or by proxy) and entitled to vote shall choose one of the Members personally present (who must be an EU National) to be chairman of the meeting.

57.	Directors’ and Auditors’ right to attend general meetings

A Director shall be entitled, notwithstanding that he is not a Member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of Shares in the Company. The Auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as the Auditors.

58.	Adjournment of general meetings

The chairman, with the consent of a meeting at which a quorum is present, may (and if so directed by the meeting, shall) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for fourteen days or more or sine die, at least seven Clear Days’ notice shall be given, in the same manner as it was given for the meeting, specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Save as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

59.	Determination of resolutions

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Unless a poll is so demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn before the poll is taken and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. Voting may also be undertaken by way of such electronic devices as are for the time being and from time to time approved by the Directors in their absolute discretion and Articles 62 - 66 shall be interpreted accordingly.

60.	Amendments to resolutions

If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

61.	Entitlement to demand poll

Subject to the provisions of the Acts, a poll may be demanded:

(a)	by the chairman of the meeting;

(b)	by at least three Members present (in person or by proxy) having the right to attend and vote at the meeting;

(c)

by any Member or Members present (in person or by proxy) representing in aggregate not less than one tenth of the total voting rights of all the Members having the right to attend and vote at the meeting; or

(d)

by a Member or Members present (in person or by proxy) holding Shares in the Company conferring the right to attend and vote at the meeting being Shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all the Shares conferring that right.

62.	Taking of a poll

(a)

Save as provided in paragraph (b) of this Article and subject to compliance with the requirements of the Acts, a poll shall be taken in such manner (including by the use of a ballot, electronic devices, voting papers or tickets) as the chairman in his discretion may direct and he may appoint scrutineers (who need not be Members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

(b)

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time (not being more than thirty days after the poll is demanded) and place as the chairman of the meeting may direct. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

(c)

No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven Clear Days’ notice shall be given specifying the time and place at which the poll is to be taken.

63.	Votes of Members

Votes may be given either personally or by proxy or by a duly authorised representative of a corporate Member. Subject to any rights or restrictions for the time being attached to any class or classes of Shares and to the provisions of Article 41, on a show of hands every Member present in person or by proxy or a duly authorised representative of a corporate Member shall have one vote, so, however, that no individual shall have more than one vote, and on a poll every Member shall have one vote for every Share carrying voting rights of which he is the Holder.

64.	Chairman’s casting vote

Where there is an equality of votes, whether on a show of hands or on a poll the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to any other vote he may have.

65.	Voting by joint Holders

Where there are joint Holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, in respect of such Share shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose seniority shall be determined by the order in which the names of the Holders stand in the Register in respect of the Share.

66.	Voting by incapacitated Holders

A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in the State or elsewhere) in matters concerning mental disorder, may vote by his committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy.

Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote pursuant to this Article shall be deposited at the Office or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not later than the latest time specified by the Directors (subject to the requirements of the Acts) and in default the right to vote shall not be exercisable.

67.	Default in payment of calls

Unless the Directors otherwise determine, no Member shall be entitled to vote at any general meeting or any separate meeting of the Holders of any class of Shares in the Company, either in person or by proxy, or to exercise any privilege as a Member in respect of any Share held by him unless all moneys then payable by him in respect of that Share have been paid.

68.	Restriction of voting and other rights

(a)

If at any time the Directors shall determine that a Specified Event (as defined in paragraph (h)) shall have occurred in relation to any Share or Shares the Directors may serve a notice to such effect on the Holder or Holders thereof. Upon the expiry of a period of 14 days following the service of any such notice (in these Articles referred to as a “Restriction Notice”) and for so long as such Restriction Notice shall remain in force, no Holder or Holders of the Share or Shares specified in such Restriction Notice (the “Relevant Shares”) shall be entitled to attend or vote at any general meeting, either personally or by proxy in respect of such Relevant Shares; and the Directors shall, where the Restricted Shares represent not less than 0.25 per cent, of the total number of issued Shares of the same class of Shares as the Relevant Shares, be entitled:

(i)	to withhold payment of any dividend or other amount payable in respect of the Relevant Shares without any liability to pay interest thereon when such money is paid to the Member; and/or

(ii)

to refuse to register any transfer of the Relevant Shares (other than a transfer made as part of a sale to a bona fide unconnected third party where evidence that such is the case has been provided to the Directors upon a request being made by them in writing to the Holder or Holders of the Relevant Shares) or any renunciation of or any allotment of new Shares or debentures made in respect thereof.

(b)

A Restriction Notice shall be cancelled by the Directors as soon as reasonably practicable, but in any event not later than forty-eight hours after the Holder or Holders concerned or any other relevant person shall have remedied the default by virtue of which the Specified Event shall have occurred.

(c)

A Restriction Notice shall automatically cease to have effect in respect of any Share transferred upon registration of the relevant transfer provided that a Restriction Notice shall not cease to have effect in respect of any transfer where no change in the beneficial ownership of the Share shall occur and for this purpose it shall be assumed that no such change has occurred where a transfer form in respect of the Share is presented for registration having been stamped at a reduced rate of stamp duty by virtue of the transferor or transferee claiming to be entitled to such reduced rate as a result of the transfer being one where no beneficial interest passes.

(d)

The Directors shall cause a notation to be made in the Register against the name of any Holder or Holders in respect of whom a Restriction Notice shall have been served indicating the number of Shares specified in such Restriction Notice and shall cause such notation to be deleted upon cancellation or cesser of such Restriction Notice.

(e)

Where dividends or other payments are not paid as a result of restrictions imposed on Relevant Shares, such dividends or other payments shall accrue and shall be payable (without interest) upon the cancellation of the Restriction Notice.

(f)

Any determination of the Directors and any notice or request served by them pursuant to the provisions of this Article shall be conclusive as against the Holder or Holders of any Share and the validity of any notice or request served by the Directors in pursuance of this Article shall not be questioned by any person.

(g)

If, while any Restriction Notice shall remain in force in respect of any Holder or Holders of any Shares, such Holder or Holders shall be issued with any further Shares as a result of such Holder or Holders not renouncing any allotment of Shares made to him or them pursuant to a capitalisation issue under Articles 122 to 124, the Restriction Notice shall be deemed also to apply to such Holder or Holders in respect of such further Shares on the same terms and conditions as were applicable to the said Holder or Holders immediately prior to such issue of further Shares.

(gg)

Where a Restriction Notice is served on a central securities depository, or its nominee(s) acting in its capacity as operator of a Securities Settlement System, the provisions of this Article shall be treated as applying only to such number of Shares as is equal to the number of Relevant Shares held by the central securities depository or its nominee(s) and not to any other Shares held by the central securities depository or its nominee(s).

(h)	For the purpose of these Articles the expression “Specified Event” in relation to any Share shall mean either of the following events:

(i)	the failure by the Holder or Holders thereof to pay any call or instalment of a call in the manner and at the time appointed for payment thereof; or

(ii)

the failure by the Holder thereof or any of the Holders thereof or any other relevant person to comply, to the satisfaction of the Directors, with all or any of the terms of Section 1062 of the Act, Section 1110B of the Act and/or Article 7 in respect of any notice or notices given to him or any of them thereunder.

69.	Time for objection to voting

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered and every vote not disallowed at such meeting shall be valid. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

70.	Appointment of proxy

Every Member entitled to attend and vote at a general meeting may appoint a proxy or proxies to attend, speak and vote on his behalf provided that where a Member appoints more than one proxy in relation to a general meeting, each proxy must be appointed to exercise the rights attached to a different Share or Shares held by him. A Member acting as an intermediary on behalf of a client may grant a proxy to each of his clients, or to any third party designated by a client. The appointment of a proxy shall be in writing in any usual form or in any other form (including in electronic form) which the Directors may approve and shall be executed by the appointer or by his attorney duly authorised in writing. The Directors may require that an appointment of proxy includes the name and/or the nationality of any person who has an Interest in the Share(s) to which the proxy relates and such other information as the Directors may from time to time determine and the Directors shall be entitled to treat an appointment of proxy which does not include such information as being invalid. Any signature on such appointment of a proxy need not be witnessed. A body corporate may execute a form of proxy under its common seal or under the hand of a duly authorised officer thereof. A proxy need not be a Member. No appointment of a proxy shall be valid after twelve months have elapsed from the date named in it as the date of its execution.

71.	Bodies corporate acting by representatives at meetings

(a)

Any body corporate which is a Member or a proxy for a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual Member of the Company or, where more than one such representative is so authorised, all or any of the rights attached to the Shares in respect of which it is so authorised.

(b)

Any body corporate which is an owner of a Share may by resolution of its directors or other governing body authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which they represent as that body corporate could exercise in accordance with Article 3.

72.	Delivery and receipt of an appointment of proxy

The appointment of a proxy and any power of attorney or other authority under which it is executed or a copy of such authority (or the information contained therein), certified notarially, shall be delivered to or lodged at the Office or (at the option of the Member) at such other address, including electronic address, or place or places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting not later than the latest time approved by the Directors (subject to the requirements of the Acts) and in default shall not be treated as valid, provided that:

(a)

in the case of a meeting which is adjourned to, or a poll which is to be taken on, a date which is less than seven days after the date of the meeting which was adjourned or at which the poll was demanded, it shall be sufficient if the appointment of a proxy and any such authority and certification thereof as aforesaid is delivered to or lodged with the Secretary at the commencement of the adjourned meeting or the taking of the poll;

(b)

an appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require to be delivered again for the purposes of any subsequent meeting to which it relates;

(c)

where any class of Shares in the capital of the Company is held through a Securities Settlement System, the Directors may determine that it shall be sufficient if the appointment of a proxy and any such authority and certification thereof as aforesaid is received by the Company at such address and in such manner and time as may be specified by the Directors not being later than the commencement of the meeting, adjourned meeting or (as the case may be) of the taking of the poll;

(d)

appointments of a proxy may, provided they are received in legible form, be submitted by telefax to such telefax number as may be specified by the Secretary for such purpose provided that in the case of such telefax appointment of proxy, the Secretary shall have endorsed the same with a certificate stating that he is satisfied as to the authenticity thereof; and

(e)

when two or more valid but differing appointments of a proxy are received in respect of the same shares for use at the same meeting, the one bearing the later date shall be treated as replacing and revoking the other; if the appointments are undated the last one received shall be treated as valid; and if the Company is unable to determine which was the last received, none shall be treated as valid, and a certificate endorsed by the Secretary stating that the appointment is valid or invalid, as the case may be, shall be conclusive for all purposes.

Without limiting the foregoing and/or Article 72A, in relation to any Shares which are deposited in a central securities depository, the Directors may from time to time:

(i)

permit appointments of a proxy to be made by means of an electronic communication (that is, a properly authenticated instruction, and/or other instruction or notification, which is sent by means of the relevant Securities Settlement System concerned and received by such central securities depository in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant Securities Settlement System concerned)) and may, in a similar manner, permit supplements to, or amendments or revocations of, any such proxy instruction to be made by like means. The Directors may, in addition, prescribe the method of determining the time at which any such properly authenticated instruction (and/or other instruction or notification) is to be treated as received by the Company or such central securities depository. The Directors may treat any such proxy instruction which purports to be or is expressed to be sent on behalf of a Holder of a Share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder;

(ii)

agree with the central securities depository for such other proxy arrangements to operate, including an arrangement where the Chairman of all meetings of shareholders shall, unless otherwise directed, be the proxy for all shareholder meetings in respect of all Shares deposited in such central securities depository on the basis that such Chairman shall only vote as proxy in accordance with such instructions as the central securities depository may give; and

(iii)

agree with the central securities depository that where Shares have been deposited in another central securities depository that proxy instructions may be given via the systems of that other central securities depository to the exclusion of the first central securities depository.

72A.Electronic proxy

Notwithstanding anything contained elsewhere in these Articles, in relation to any Shares, the Directors may from time to time permit appointments of proxies to be made by electronic means (including without limitation by means of Electronic Communication generated and sent by Members to the Company via a website for this purpose using identification numbers communicated by or on behalf of the Company to each Member) in such manner or form and subject to such terms, conditions or restrictions as the Directors may, subject to and in accordance with the Acts, determine or approve from time to time in their absolute discretion. Subject as aforesaid, the Company and its Directors, Secretary or officers shall not be compelled to accept or receive any instrument appointing a proxy in accordance with this Article 72A until such time as the Directors shall have advised (pursuant to any terms and conditions of Electronic Communication or otherwise) the Members in writing of the manner, form and restrictions (if any) by which such appointment may be made. The Directors may prescribe the method of determining the time at which any such appointment of a proxy is to be treated as received by the Company. The Directors may treat any such appointment which purports to be or is expressed to be sent on behalf of a Member as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Member.

For the purposes of Articles 72 and 72A, delivery of the appointment of proxy by the Member shall be to such number (including identification number) or address (including any number or address used for the purpose of communication by way of electronic mail or other Electronic Communication) or by such other means as is notified by the Directors to the Members whether by way of note to the notice convening the meeting or otherwise.

73.Effect of proxy appointments

Delivery or lodging of an appointment of a proxy in respect of a meeting shall not preclude a Member from attending and voting at the meeting or at any adjournment thereof. The appointment of a proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates and shall be deemed to include the right to demand or join in demanding a poll.

74.Effect of revocation of a proxy or of an authorisation

A vote given or poll demanded in accordance with the terms of an appointment of a proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal or the revocation of the appointment of a proxy or of the authority under which the appointment of a proxy or authority was executed (as the case may be) or of the resolution authorising the representative to act or transfer the Share in respect of which the appointment of a proxy or the authorisation of the representative to act was given, provided that no intimation in writing (in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the Office or at such other address as may be specified in the notice of meeting or in the notes thereto before the commencement of the meeting or adjourned meeting at which the appointment of a proxy is used or at which the representative acts.

The Directors may send, at the expense of the Company, by post, by electronic means or otherwise, to the Members forms of appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the Members entitled to be sent a notice of the meeting and to vote thereat by proxy. The accidental omission to issue the appointments of proxy herein referred to, or the non-receipt of any such invitation by, any Member entitled to receive such invitation shall not invalidate the proceedings at any such meeting.

PART XII - DIRECTORS

75.	Number of Directors

(a)

Unless otherwise determined by the Company in General Meeting the number of Directors shall not be more than fifteen nor less than three. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If there be no Director or Directors able or willing to act then any two Members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Acts and these Articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless he is re- elected during such meeting and he shall not retire by rotation at such meeting or be taken into account in determining the Directors who are to retire by rotation at such meeting.

(b)

A majority of the Directors shall at all times be EU Nationals and the Directors shall procure that, at all times, all executive Directors and the chief executive officer of the Company are EU Nationals.

76.	Share qualification

A Director shall not require a Share qualification.

77.	Ordinary remuneration of Directors

The ordinary remuneration of the Directors shall be determined from time to time by an ordinary resolution of the Company and shall be divisible (unless such resolution shall provide otherwise) among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of the remuneration related to the period during which he has held office.

78.	Special remuneration of Directors

Any Director who holds any executive office (including for this purpose the office of Chairman or Deputy Chairman) or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

79.	Expenses of Directors and Company property

(a)

The Directors may be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the Holders of any class of Shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

(b)

A Director is expressly permitted (for the purposes of Section 228(1)(d) of the Act) to use the Company’s property subject to such conditions as may be approved by the Board or such conditions as may have been approved pursuant to such authority as may be delegated by the Board in accordance with these Articles.

80.	Alternate Directors

(a)

Any Director may appoint by writing under his hand any person (including another Director) to be his alternate provided always (i) that no such appointment of a person other than a Director as an alternate shall be operative unless and until such appointment shall have been approved by resolution of the Directors and (ii) that any Director who is an EU National may only appoint a person who is an EU National as his alternate.

(b)

An alternate Director shall be entitled, subject to his giving to the Company an address within the State, the United Kingdom or the United States of America, to receive notices of all meetings of the Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present and in the absence of his appointor to exercise all the powers, rights, duties and authorities of his appointor as a Director (other than the right to appoint an alternate hereunder).

(c)

Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him. The remuneration of any such alternate Director shall be payable out of the remuneration paid to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

(d)

A Director may revoke at any time the appointment of any alternate appointed by him. If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine but if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment.

(e)

Any appointment or revocation pursuant to this Article 80 may be sent by delivery, post, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed or facsimile signature of the Director making such appointment or revocation or in any other manner approved by the Directors.

PART XIII - POWERS OF DIRECTORS

81.	Directors’ powers

Subject to the provisions of the Acts, the Memorandum of Association of the Company and these Articles and to any directions by the Members given by ordinary resolution, not being inconsistent with these Articles or with the Acts, the business of the Company shall be managed by the Directors who may do all such acts and things and exercise all the powers of the Company as are not by the Acts or by these Articles required to be done or exercised by the Company in general meeting. No alteration of the Memorandum of Association of the Company or of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

82.	Power to delegate

Without prejudice to the generality of the last preceding Article, the Directors may delegate (with power to sub-delegate) any of their powers to any Managing Director or any other Director holding any other executive office and to any committee consisting of one or more Directors together with such other persons (if any) as may be appointed to such committee by the Directors provided that a majority of the members of each committee appointed by the Directors shall at all times consist of Directors and that no resolution of any such committee shall be effective unless a majority of the members of the committee present at the meeting at which it was passed are Directors. Insofar as any such power or discretion is delegated to a committee any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such a committee. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of these Articles regulating the proceedings of Directors so far as they are capable of applying.

83.	Appointment of attorneys

The Directors, from time to time and at any time by power of attorney under seal, may appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit. Any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit and may authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

84.	Local management

Without prejudice to the generality of Articles 82 and 83 the Directors may establish any committees, local boards or agencies for managing any of the affairs of the Company, either in the State or elsewhere, and may appoint any persons to be members of such committees, local boards or agencies and may fix their remuneration and may delegate to any committee, local board or agent any of the powers, authorities and discretions vested in the Directors with power to sub-delegate and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith with any such committee, local board or agency, without notice of any such removal, annulment or variation shall be affected thereby.

85.	Borrowing powers

The Directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property, assets, and uncalled capital or any part thereof subject to Parts 3 and 17 of the Act and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

86.	Execution of negotiable instruments

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall determine from time to time by resolution.

87.	Provision for employees

The Directors may exercise any power conferred by the Acts to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or any part of the undertaking of the Company or that subsidiary.

PART XIV - APPOINTMENT AND RETIREMENT OF DIRECTORS

88.	Retirement by rotation

(a)

At each annual general meeting of the Company one third of the Directors who are subject to retirement by rotation, rounded down to the next whole number if it is a fractional number, shall retire from office, but if there is only one Director who is subject to retirement by rotation then he shall retire.

(b)

The Directors, (including any Directors holding executive office pursuant to these Articles) to retire by rotation shall be those who have been longest in office since their last appointment or reappointment but as between persons who became or were last reappointed Directors on the same day those to retire shall be determined (unless they otherwise agree among themselves) by lot.

(c)

A Director who retires at an annual general meeting may be reappointed, if willing to act. If he is not reappointed (or deemed to be reappointed pursuant to these Articles) he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

(d)

Notwithstanding any other provision of this Article 88, if any of the Directors who are Directors of the Company on the date of adoption of these Articles retires prior to or at the third annual general meeting held following the date of adoption of these Articles, other than in accordance with the provisions of this Article 88 (a “Retiring Director”), any Director appointed to replace any such Director or, for the avoidance of doubt, any Director taking the place on the Board originally held by a Retiring Director (in each case a “Substitute Director”) shall be deemed to have been appointed a Director of the Company on the date on which the Retiring Director was appointed a Director of the Company, solely for the purpose of determining which of the Directors are to retire by rotation in accordance with the provisions of this Article 88. If no Director is appointed to replace any such Retiring Director or any Substitute Director then, notwithstanding that no such Director is appointed, none of the Directors of the Company on the date of adoption of these Articles shall be required to retire in accordance with the provisions of this Article 88 at an earlier date than he could otherwise have been required to retire had such Retiring Director not retired and the number of Directors to retire at any annual general meeting in accordance with the provisions of this Article 88 shall accordingly be reduced, if necessary. The terms of this Article 88(d) shall cease to apply following the third annual general meeting held following the date of adoption of these Articles.

(e)	Notwithstanding any of the foregoing provisions of this Article 88, in order to ensure that all of the Directors have been subject to retirement by rotation at one of any three consecutive annual general meetings of the Company, any Directors who has not been subject to retirement by rotation at either of the two previous annual general meetings of the Company shall retire at the third of such annual general meetings.

89.	Deemed reappointment

If the Company, at the meeting at which a Director retires by rotation, does not fill the vacancy, the retiring Director, if willing to act, shall be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or a resolution for the reappointment of the Director is put to the meeting and lost.

90.	Eligibility for appointment

(a)

No person other than a Director retiring by rotation shall be appointed a Director at any annual general meeting unless he is recommended by the Directors or unless a draft resolution for the appointment of such person (accompanied by the particulars which would be required, if he were to be so appointed, to be included in the Company’s register of Directors together with a notice executed by that person of his willingness to be appointed) shall have been proposed by a Member entitled to vote at the meeting and received by the Company in hardcopy form or in electronic form at least forty-two days before the meeting to which it relates, and passed at that meeting in compliance with the Acts and these Articles.

(b)

In the case of a general meeting other than an annual general meeting, no person other than a Director retiring as aforesaid or a person recommended by the Directors shall be appointed unless a draft resolution for the appointment of such person (accompanied by the particulars which would be required, if he were to be so appointed, to be included in the Company’s register of Directors together with a notice executed by that person of his willingness to be appointed) shall have been proposed by a Member entitled to vote at the meeting and received by the Company in hardcopy form or in electronic form not less than seven nor more than forty-two Clear Days before the meeting to which it relates, and passed at that meeting in compliance with the Acts and these Articles.

(c)	No Director shall be required to retire on account of age.

91.	Appointment of additional Directors

Subject as aforesaid, the Company by ordinary resolution may appoint a person to be a Director either to fill a vacancy or as an additional Director and may also determine the rotation in which any additional Directors are to retire.

The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these Articles as the maximum number of Directors. A Director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting. If not re-appointed at such annual general meeting, such Director shall vacate office at the conclusion thereof.

PART XV - DISQUALIFICATION AND REMOVAL OF DIRECTORS

92.	Disqualification of Directors

The office of a Director and, in the case of (f) the office of the Chairman, shall be vacated ipso facto if:

(a)	he ceases to be a Director by virtue of any provision of the Acts or he becomes prohibited by law from being a Director;

(b)	he becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	in the opinion of a majority of his co-Directors, he becomes incapable by reason of mental disorder of discharging his duties as a Director;

(d)	(not being a Director holding for a fixed term an executive office in his capacity as a Director) he resigns his office by notice to the Company;

(e)	he is convicted of an indictable offence, unless the Directors determine otherwise;

(f)	the Directors resolve to remove him pursuant to Article 41;

(g)

he shall have been absent for more than six consecutive months without permission of the Directors from meetings of the Directors held during that period and his alternate director (if any) shall not have attended any such meeting in his place during such period and the Directors pass a resolution that by reason of such absence he has vacated office; or

(h)

he is removed from office by notice in writing served upon him signed by all his co- directors; if he holds an appointment to an executive office which thereby automatically determines, such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

93.	Removal of Directors

The Company, by ordinary resolution of which notice has been given in accordance with the provisions of the Acts, may remove any Director before the expiry of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may, if thought fit, by ordinary resolution appoint another Director in his stead. The person appointed shall be subject to retirement at the same time as if he had become a Director on the date on which the Director in whose place he is appointed was last appointed a Director. Nothing in this Article shall be taken as depriving a person removed hereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that of Director.

PART XVI - DIRECTORS’ OFFICES AND INTERESTS

94.	Executive offices

(a)

The Directors may appoint one or more of their body to the office of Managing Director or to any other executive office under the Company (including, where considered appropriate, the office of the Chairman) on such terms and for such period as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may revoke any such appointment at any time.

(b)

A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or in any combination of the foregoing as the Directors may determine.

(c)

The appointment of any Director to the office of Chairman or Managing Director shall determine automatically if he ceases to be a Director (other than where he is re- appointed as a Director at an Annual General Meeting of the Company having retired by rotation in accordance with these Articles) but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(d)

The appointment of any Director to any other executive office shall not determine automatically if he ceases from any cause to be a Director unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(e)

A Director may hold any other office or place of profit under the Company (except that of Auditor) in conjunction with his office of Director, and may act in a professional capacity to the Company, on such terms as to remuneration and other-wise as the Directors shall arrange.

95.	Disclosure of interests by Directors

A Director or shadow director of the Company who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall comply with the provisions of Section 231 of the Act with regard to the disclosure of such interest by declaration.

96.	Directors’ interests

(a)

A Director notwithstanding his office but subject to his having disclosed any interest which he is required to disclose whether by these Articles or the Acts in accordance with these Articles or the Acts as the case may be:

(i)

may be a party to, or otherwise interested in, any transaction or arrangement with the Company or any subsidiary or Associated Company thereof or in which the Company or any subsidiary or Associated Company thereof is otherwise interested; and

(ii)

may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company or any subsidiary or Associated Company thereof is otherwise interested; and shall not be accountable, by reason of his office, to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

(b)

No Director or intended Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the other company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason solely of such Director holding that office or of the fiduciary relationship thereby established. The nature of a Director’s interest must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration or, if the Director was not at the date of that meeting interested in the proposed contract or arrangements at the next meeting of the Directors held after he became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made at the first meeting of the Directors held after he becomes so interested.

(c)

A copy of every declaration made and notice given under this Article shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, Auditor or Member of the Company at the Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

(d)	For the purposes of this Article:

(i)

a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons or company is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified with the relevant party; and

(ii)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

97.	Restriction on Directors’ voting

(a)

Save as otherwise provided by these Articles, a Director shall not vote at a meeting of the Directors or a committee of Directors on any resolution concerning a matter in which he has, directly or indirectly or together with any person or persons connected with him an interest which is material or a duty which conflicts or may conflict with the interests of the Company. A Director shall not be counted in the quorum present at a meeting in relation to any such resolution on which he is not entitled to vote.

(b)

A Director shall be entitled (unless he has some material interest or duty which conflicts or may conflict with the interests of the Company which is not indicated below) to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:

(i)

the giving of any security, guarantee or indemnity to him in respect of money lent by him to the Company or any of its subsidiary or Associated Companies or obligations incurred by him on behalf of the Company or any of its subsidiaries at the request of or for the benefit of the Company or any of its subsidiary or Associated Companies;

(ii)

the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary or Associated Companies for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(iii)

any proposal concerning any offer of Shares or debentures or other securities of or by the Company or any of its subsidiary or Associated Companies for subscription, purchase or exchange in which offer he is entitled to participate as a holder of Shares, debentures or other securities or in which he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv)

any proposal concerning any other company in which he is interested, directly or indirectly or together with any person or persons connected with him and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested, directly or indirectly in one per cent, or more of the issued shares of any class of such company or of the voting rights available to members of such company (any such interest being deemed for the purposes of this Article to be a material interest in all circumstances);

(v)

any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval for taxation purposes by the appropriate Revenue authorities which does not award the Director any privilege or benefit not generally awarded to the employees to whom such arrangement or scheme relates;

(vi)

any proposal concerning the adoption, modification or operation of any scheme for enabling employees (including full time executive Directors) of the Company and/or any subsidiary thereof to acquire Shares in the Company or any arrangement for the benefit of employees of the Company or any of its subsidiaries which does not award the Director any privilege or benefit not generally awarded to the employees to whom such scheme or arrangement relates; or

(vii)	any proposal concerning the giving of any indemnity pursuant to Article 139 or the discharge of the cost of any insurance cover to be arranged in connection therewith.

(c)

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting thereon), shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(d)

Nothing in Section 228(1)(e) of the Act shall restrict a Director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board in accordance with these Articles. It shall be the duty of each Director to obtain the prior approval of the Board, before entering into any commitment permitted by Sections 228(1)(e)(ii) and 228(2) of the Act.

(e)

If a question arises at a meeting of Directors or of a committee of Directors as to the materiality of a Director’s interest or as to the right of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may be referred, before the conclusion of the meeting, to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fully and fairly disclosed; provided that, if such question arises in relation to the chairman of the meeting, he shall temporarily vacate the chair.

(f)

For the purposes of this Article, an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director and in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director.

(g)	The Company by ordinary resolution may suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

98.	Entitlement to grant pensions

The Directors may provide benefits, whether by way of pensions, gratuities or otherwise, for any Director, former Director or other officer or former officer of the Company or to any person who holds or has held any employment with the Company or with any body corporate which is or has been a subsidiary of or an Associated Company of the Company or a predecessor in business of the Company, any subsidiary of the Company or of any such Associated Company and to any member of his family or any person who is or was dependent on him and may set up, establish, support, alter, maintain and continue any scheme for providing all or any such benefits and for such purposes any Director accordingly may be, become or remain a member of, or rejoin, any scheme and receive or retain for his own benefit all benefits to which he may be or become entitled thereunder. The Directors may pay out of the funds of the Company any premiums, contributions or sums payable by the Company under the provisions of any such scheme in respect of any of the persons or class of persons above referred to who are or may be or become members thereof.

PART XVII - PROCEEDINGS OF DIRECTORS

99.	Convening and regulation of Directors’ meetings

(a)

Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retrospective. If the Directors so resolve, it shall not be necessary to give notice of a meeting of Directors to any Director who, being a resident of the State, is for the time being absent from the State. At least seven days’ notice must be given to each Director of a meeting of the Directors.

(b)

Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is in writing and is either given to him or is sent by delivery, post, cable, telegram, telex, telefax, electronic mail or otherwise in electronic form, (whether as an Electronic Communication or otherwise) or any other means of communication approved by the Directors to him at his last known address or any other address or number (including any address or number used for the purpose of communication by way of electronic mail or other Electronic Communication) given by him to the Company for this purpose.

100.	Quorum for Directors’ meetings

(a)

Subject to Article 100(d), the quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be three. A person who holds office only as an alternate director shall, if his appointer is not present, be counted in a quorum but notwithstanding that such person may act as alternate director for more than one Director he shall not count as more than one for the purposes of determining whether a quorum is present.

(b)

Any Director who ceases to be a Director at a meeting of the Directors may continue to be present and to act as a Director and to be counted in the quorum until the termination of the meeting provided no other Director objects and provided also that otherwise a quorum of Directors would not be present.

(c)

The continuing Directors or a sole Director may act notwithstanding any vacancies in their number but if the number of Directors is less than the number fixed as the quorum, they may act only for the purpose of filling vacancies or of calling a general meeting.

(d)(i)Until the fourth annual general meeting of the Company held following the date of adoption of these Articles, the meetings of the Board of Directors of the Company shall not be quorate unless any one of David Bonderman, Jeffrey Shaw or Richard Schifter or any alternate Director of any such party appointed in accordance with these Articles of Association attends or such parties consent to the meeting being held notwithstanding that none of them are present, provided however that if any meeting of the Board of Directors is deemed inquorate because of the application of this Article 100(d), this Article 100(d) shall not apply to the next following meeting of the Board of Directors. If any of David Bonderman, Jeffrey Shaw or Richard Schifter ceases to be a Director of the Company the reference to him in this Article 100 shall be deemed to be deleted automatically.

(ii)	Notwithstanding any other provision of this Article 100, a meeting of the Board of Directors of the Company shall not be quorate unless a majority of the Directors present are EU nationals.

101.	Voting at Directors’ meetings

(a)	Questions arising at any meeting of Directors shall be decided by a majority of votes. Where there is an equality of votes, the chairman of the meeting shall not have a second or casting vote.

(b)

Subject as hereinafter provided, each Director present and voting shall have one vote and in addition to his own vote shall be entitled to one vote in respect of each other Director not present at the meeting who shall have authorised him in respect of such meeting to vote for such other Director in his absence. Any such authority may relate generally to all meetings of the Directors or to any specified meeting or meetings and must be in writing and may be sent by delivery, post, cable, telegram, telex, telefax, or may be provided in electronic form (whether as an Electronic Communication or otherwise) or sent by any other means of communication approved by the Directors and may bear a printed or facsimile signature of the Director giving such authority or may be otherwise authenticated in such manner as may be prescribed by the Directors. The authority must be delivered to the Secretary prior to or must be produced at the first meeting at which a vote is to be cast pursuant thereto provided that no Director shall be entitled to any vote at a meeting on behalf of another director pursuant to this paragraph if the other Director shall have appointed an alternate director and that alternate Director is present at the meeting at which the Director proposes to vote pursuant to this paragraph.

102.	Electronic Meetings

(a)

All or any of the Directors, or all or any of the members of a committee of Directors (a “Committee”), can take part in a meeting of the Directors, or of a Committee as the case may be, by the use of conference telephone, video-conferencing or other telecommunications equipment designed to allow all persons participating to hear each other and speak (an “Electronic Meeting”).

(b)

A person taking part in this way will be counted as being present at the meeting, and an Electronic Meeting will be considered to be a meeting of directors, or of a Committee as the case may be, for the purpose of passing resolutions but not for doing any other act or thing which, under specific requirements of the Acts, must be done at a meeting of directors.

(c)

A person may not cease to take part in an Electronic Meeting by disconnecting his telephone or other means of communication unless he has previously obtained the express consent of the chairman of the meeting and a person shall be conclusively presumed to have been present and to have formed part of the quorum at all times during the meeting unless he has previously obtained the express consent of the chairman of the meeting to leave the meeting.

(d)	An electronic meeting shall be deemed to take place where the largest group of those participating is assembled, or if there is no such group, where the chairman of the meeting is present.

(e)

The provisions of these regulations, in so far as they relate to the summoning of meetings of directors or of Committees, the appointment and powers of a chairman, the transaction of business, alternates, quorum, voting, adjournment and the keeping of minutes, will apply to an Electronic Meeting as if it were a meeting of directors, or of a Committee as the case may be, at which all those taking part were in the physical presence of each other.

(f)

A minute of the proceedings of an Electronic Meeting shall be sufficient evidence of such proceedings and of the observance of all necessary formalities if certified as a correct minute by the chairman of the meeting.

103.	Chairman of the board of Directors

Subject to any appointment to the office of Chairman made pursuant to these Articles, the Directors may elect a chairman of their meetings and determine the period for which he is to hold office, but if no such chairman is elected or if at any meeting the chairman is unwilling to act or is not present within five minutes after the time appointed for holding the same the Deputy Chairman if any, shall be the chairman of the meeting or if he is unwilling to act or is not present within five minutes after the time appointed for holding the same the Directors present may choose one of their number to be chairman of the meeting.

104.	Validity of acts of Directors

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified from holding office or had vacated office, shall be as valid as if every such person had been duly appointed and was qualified to be a Director, had continued to be a Director and had been entitled to vote.

105.	Directors’ resolutions or other documents in writing

A resolution or other document in writing signed (or otherwise authenticated in a manner determined by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors; duly convened and held and may consist of several documents in the like form each signed (or otherwise authenticated as aforesaid, as the case may be) by one or more Directors but a resolution signed (or otherwise authenticated as aforesaid, as the case may be) by an alternate director need not also be signed by his appointer and, if it is signed (or otherwise authenticated as aforesaid, as the case may be) by a Director who has appointed an alternate director, it need not be signed by the alternate director in that capacity. Such resolution or other document or documents when duly signed (or otherwise authenticated, as aforesaid as the case may be) may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission or some other similar means of transmitting the contents of documents or may be delivered or transmitted in electronic form, whether as an Electronic Communication or otherwise provided such manner of delivery or transmission has been approved by the Directors.

PART XVIII - THE SECRETARY

106.	Appointment of secretary

The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by them. Anything required or authorised by the Acts or these Articles to be done by or to the Secretary may be done by or to any assistant or acting Secretary or, if there is no assistant or acting Secretary readily available and capable of acting, by or to any officer or employee of the Company authorised generally or specially in that behalf by the Directors: Provided, that any provision of the Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.

PART XIX - THE SEAL

107.	Use of Seal

The Directors shall ensure that the Seal shall be used only by the authority of the Directors or of a committee authorised by the Directors.

108.	Seal for use abroad

The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

109.	Signature of sealed instruments

(a)

Subject as provided in paragraph (b) of this Article, every instrument to which the Seal shall be affixed shall, as part of the sealing process, be signed by at least one Director or other person duly authorised in that behalf by the Directors and by the Secretary or one of the persons authorised as aforesaid (who has not already signed) and, in favour of any purchaser or person dealing with the Company in good faith, such signatures shall be conclusive evidence of the fact that the Seal has been properly affixed.

(b)

The Directors may by resolution determine, either generally or in any particular case, that in respect of certificates for Shares or debentures or other securities of the Company, the signature of any Director or of the Secretary or other person authorised by the Directors as aforesaid forming part of the sealing process may be applied or effected by non-autographic means, or that such certificates shall bear no signatures, and in favour of any registered holder or other person acquiring any such Shares or debentures or other securities in good faith a certificate executed in any of the modes of execution authorised herein shall be as valid and effective as if such certificate was issued under the Seal of the Company pursuant to these Articles.

PART XX - DIVIDENDS AND RESERVES

110.	Declaration of dividends

(a)

Subject to the provisions of the Acts, the Company by ordinary resolution may declare dividends in accordance with the respective rights of the Members, but no dividend shall exceed the amount recommended by the Directors. Dividends may be declared or paid in any currency.

(b)

The Directors may at their discretion make provision to enable any Holder of Ordinary Shares as they shall from time to time determine to receive dividends duly declared in a currency or currencies other than Euro. For the purposes of the circulation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend shall be such market rate selected by the Directors as they shall consider appropriate ruling at the close of business in Dublin on the date which is the business day last preceding (a) in the case of a dividend to be declared by the Company in general meeting, the date on which the Directors publicly announce their intention to recommend that specific dividend and (b) in the case of any other dividend, the date on which the Directors publicly announce their intention to pay that specific dividend.

(c)

Where a Holder of Ordinary Shares has elected or agreed pursuant to provision made under these Articles to receive dividends in a currency other than Euro the Directors may at their discretion make such arrangements as they deem necessary to enable payment of the dividend to be made to such Holders in such currency for value on the date on which the relevant dividend is paid, or such later date as the Directors may determine.

111.	Scrip dividends

The Directors may, if authorised by an ordinary resolution of the Company, offer any Holders of Ordinary Shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Directors) of any dividend specified by the ordinary resolution. The following provisions shall apply (subject always to the provisions of the Acts):

(a)

An ordinary resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period, but such period may not end later than the beginning of the annual general meeting next following the date of the meeting at which the ordinary resolution is passed.

(b)

The entitlement of each Holder of Ordinary Shares to new Ordinary Shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo. For this purpose, “relevant value” shall be calculated by reference to the average of the middle market quotations for the Company’s Ordinary Shares on Euronext Dublin as derived from the daily official list, on the day on which the Ordinary Shares are first quoted “ex” the relevant dividend and the four subsequent dealing days, or in such manner as may be determined by or in accordance with the ordinary resolution. A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount.

(c)

On or as soon as practicable after announcing that the Company is to declare or recommend any dividend, the Directors, if they intend to offer an election in respect of that dividend, shall also announce that intention, and shall after determining the basis of allotment, if they decide to proceed with the offer, notify the Holders of Ordinary

Shares in writing of the right of election offered to them and specify the procedure to be followed and place at which, and the latest time by which elections must be lodged in order to be effective. Any election by a holder of Ordinary Shares shall be binding on every successor in title to the Ordinary Shares in respect of which the election is made.

(d)

The Directors shall not proceed with any election unless the Company has sufficient unissued Shares authorised for issue and sufficient reserves or funds that may be capitalised to give effect to it after the basis of allotment is determined.

(e)

The Directors may exclude from any offer any Holders of Ordinary Shares where the Directors believe that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(f)

The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which an election has been made (“the elected Ordinary Shares”) and instead additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment calculated as stated. For such purpose the Directors shall capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution as the Directors may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to the holders of the elected Ordinary Shares on that basis and the provisions of Article 123 shall apply mutatis mutandis to any capitalisation made pursuant to this Article.

(g)

The additional Ordinary Shares when allotted shall rank pari passu in all respects with the fully-paid Ordinary Shares then in issue except that they will not be entitled to participation in the relevant dividend.

(h)(i)The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power for the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby, in whole or in part, the fractional entitlements are disregarded and, the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned. The Directors may, in their absolute discretion, if it shall in their opinion seem expedient, suspend or terminate (whether temporarily or otherwise) such right to elect and may do such acts and things considered necessary or expedient with regard to, or in order to effect, any such suspension or termination.

(ii)

Notwithstanding the foregoing, the Directors may at any time prior to payment of the relevant dividend determine, if it appears to them desirable to do so because of a change in circumstances, that the dividend shall be payable wholly in cash and if they so determine then all elections made shall be disregarded. The relevant dividend shall be payable wholly in cash if the Ordinary Shares of the Company cease to be listed or dealt in on any recognised stock exchange at any time prior to the due date of issue of the additional Ordinary Shares or, if such listing is suspended and not reinstated by the date immediately preceding the due date of such issue.

112.	Interim and fixed dividends

Subject to the provisions of the Acts, the Directors may declare and pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Directors may declare and pay interim dividends on Shares which confer deferred or non-preferred rights with regard to dividend as well as on Shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these Articles or the Acts, under the terms of issue of any Shares or under any agreement to which the Company is a party, or otherwise) relating to the application, or the priority of application, of the Company’s profits available for distribution or to the declaration or as the case may be the payment of dividends by the Company. Subject as aforesaid, the Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith they shall not incur any liability to the Holders of Shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any Shares having deferred or non-preferred rights.

113.	Payment of dividends

(a)

Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the Shares during any portion or portions of the period in respect of which the dividend is paid; but, if any Share is issued on terms providing that it shall rank for dividend as from a particular date, such Share shall rank for dividend accordingly. For the purposes of this Article, no amount paid on a Share in advance of calls shall be treated as paid on a Share.

(b)	If several persons are registered as joint Holders of any Share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

114.	Deductions from dividends

The Directors may deduct from any dividend or other moneys payable to any Member in respect of a Share any moneys presently payable by him to the Company in respect of that Share.

115.	Dividends in specie

A general meeting declaring a dividend may direct, upon the recommendation of the Directors, that it shall be satisfied wholly or partly by the distribution of assets (and, in particular, of paid up Shares, debentures or debenture stock of any other company or in any one or more of such ways) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof in order to adjust the rights of all the parties and may determine that cash payments shall be made to any Members upon the footing of the value so fixed and may vest any such specific assets in trustees.

116.	Mode of payment of dividends or other moneys

(a)	Any dividend or other moneys payable in respect of any Share may be paid by such method as the Directors in their absolute discretion may decide, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the Register or to such person and to such address as the Holder or joint Holders may in writing direct. Every such payment shall be made payable to the order of the person to whom it is sent and such payment shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a Share as aforesaid may give receipts for any dividend or other moneys payable in respect of the Share.

The Directors may also, in circumstances which they consider appropriate, arrange for payment of dividends by electronic funds transfer, bank transfer or by any other method selected by the Directors from time to time and in such event the debiting of the Company’s account in respect of the appropriate amount shall be deemed a good discharge of the Company’s obligations in respect of any payment made by such methods.

(b)

Without limiting any other method of payment which the Company may adopt, the Directors may decide that payment can be made wholly or partly by such arrangements to enable a central securities depository (or its nominee(s)) or any such other Member or Members as the Directors shall from time to time determine to receive the relevant dividends in any currency or currencies other than the currency in which such dividends are declared. For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the equivalent in any such other currency of any sum payable as a dividend shall be such rate or rates, and the payment thereof shall be on such terms and conditions, as the Directors may in their absolute discretion determine.

117.	Dividends not to bear interest

No dividend or other moneys payable by the Company on or in respect of any Shares shall bear interest against the Company unless otherwise provided by the rights attached to the Shares.

118.	Payment to Holders on a particular date

Any resolution declaring a dividend on Shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same may be payable to the persons registered as the Holders of such Shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se of transferors and transferees of any such Shares in respect of such dividend. The provisions of this Article shall apply, mutatis mutandis, to capitalisations to be effected in pursuance of these Articles.

119.	Unclaimed dividends

If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof. Any dividend, interest or other sum payable which remains unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

120.	Reserves

Before recommending any dividend, whether preferential or otherwise, the Directors may carry to reserve out of the profits of the Company such sums as they think proper. All sums standing to reserve may be applied from time to time at the discretion of the Directors for any purpose to which the profits of the Company may be properly applied and at the like discretion may be either employed in the business of the Company or invested in such investments as the Directors may lawfully determine. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they may lawfully determine. Any sum which the Directors may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Directors may also carry forward, without placing the same to reserve, any profits which they may think it prudent not to divide.

PART XXI - ACCOUNTS

121.	Accounts

(a)

The Directors shall, in accordance with Chapter 2 of Part 6 of the Act, cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that are sufficient to:

(i)	correctly record and explain the transactions of the Company;

(ii)	at any time enable the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

(iii)

enable the Directors to ensure that financial statements of the Company required to be prepared under Sections 290 or 293 of the Act, and any Directors’ report required to be prepared under Section 325 of the Act, comply with the requirements of the Act and, where applicable. Article 4 of Regulation (EC) No. 1606/2002 of the European Parliament and of the Council of 19 July 2002 on the application of international accounting standards; and

(iv)	enable the financial statements of the Company so prepared to be readily and properly audited.

(b)

The accounting records of the Company shall be kept on a continuous and consistent basis, that is to say, the entries therein shall be made in a timely manner and be consistent from one period to the next.

(c)

Adequate accounting records shall be deemed to be kept if they comply with the provisions of Chapter 2 of Part 6 of the Act and explain the Company’s transactions and facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit and loss of the Company and, if relevant, the group and include any information and returns referred to in Section 283(2) of the Act.

(d)

The accounting records shall be kept at the Office or, subject to the provisions of the Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(e)

The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounting records of the Company shall be open to the inspection of Members, not being Directors. No Member (not being a Director) shall have any right of inspecting any financial statement or accounting record of the Company except as conferred by the Acts or authorised by the Directors or by the Company in general meeting.

(f)

In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such statutory financial statements of the Company and reports as are required by the Acts to be prepared and laid before such meeting.

(g)

A copy of the statutory financial statements of the Company for the financial year concerned (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report, or, summary financial statements prepared in accordance with Section 1119 of the Act, shall be sent, not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; and the required number of copies of these documents shall be forwarded at the same time to the appropriate Sections of The Stock Exchanges; and provided, where the Directors elect to send summary financial statements to the Members, any Member may request that he be sent a copy of the statutory financial statements of the Company.

(h)	Auditors shall be appointed and removed and their duties regulated in accordance with the Acts.

PART XXII - CAPITALISATION OF PROFITS OR RESERVES

122.	Capitalisation of profits and reserves

Without prejudice to any powers conferred on the Directors by these Articles, the Company in general meeting may resolve, upon the recommendation of the Directors, that any sum for the time being standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund, share premium account or undenominated capital) or to the credit of the profit and loss account be capitalised and applied on behalf of the Members who would have been entitled to receive that sum if it had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any Shares held by them respectively, or in paying up in full unissued Shares or debentures of the Company of a nominal amount equal to the sum capitalised (such Shares or debentures to be allotted and distributed credited as fully paid up to and amongst such Holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which such sums standing to the credit of the capital redemption reserve fund, share premium account or any undenominated capital shall be applied shall be those permitted by the Acts.

123.	Capitalisation and use of non-distributable profits and reserves

Without prejudice to any powers conferred on the Directors as aforesaid, the Company in general meeting may resolve, on the recommendation of the Directors, that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued Shares to be allotted as fully paid bonus Shares to those Members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions) and the Directors shall give effect to such resolution.

124.	Implementation of capitalisation issues

Whenever such a resolution is passed in pursuance of either of the two immediately preceding Articles, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid Shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of Shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the Shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the Members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the Members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further Shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing Shares and any agreement made under such authority shall be binding on all such Members.

PART XXIII - NOTICES

125.	Notices in writing or by Electronic Communication

Any notice to be given, served or delivered pursuant to these Articles shall be in writing (whether in electronic form or otherwise).

126.	Service of notices

(a)

A notice or document (including a share certificate) to be given, served or delivered in pursuance of these Articles or otherwise may be given to, served on or delivered to any Member by the Company or any agent/the registrar acting on its behalf:

(i)	by handing same to him or his authorised agent;

(ii)	by leaving the same at his registered address;

(iii)	by sending the same by the post in a pre-paid cover addressed to him at his registered address;

(iv)	by delivering or making the same available in electronic form, whether as an Electronic Communication or otherwise subject to and in accordance with the provisions of these Articles; or

(v)

by sending the same via (i) the messaging system of a central securities depository; or (ii) by email to the nominated representatives or nominated email account(s) of a central securities depository, in such manner as may be approved by the Directors.

(b)

Where a notice or document is given, served or delivered pursuant to sub paragraph (a)(i) or (ii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the Member or his authorised agent, or left at his registered address (as the case may be).

(c)

Where a notice or document is given, served or delivered pursuant to sub- paragraph (a)(iii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(d)	Where a notice, document or other information is given, served or delivered pursuant to sub-paragraph (a)(iv) it shall be treated as having been given, served or delivered

(i)	by electronic mail, at the time it was sent; or

(ii)	if made available or displayed on a website, when the recipient received or is deemed to have received notice of the fact that the notice, document or other information was available on the website.

(e)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(v) of this Article, the giving, service or delivery thereof shall be deemed to have been effected:

(i)	at the time the same was sent to the messaging system of the central securities depository; or

(ii)	by email to the nominated representatives or nominated email account(s) of the central securities depository, at the time it was sent.

(f)

Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy or liquidator of a Member shall be bound by a notice given as aforesaid if sent to the last registered address of such Member (or otherwise delivered or made available in accordance with this Article), notwithstanding that the Company may have notice of the death, incapacity, bankruptcy, liquidation or disability of such Member.

(g)

Where a Member has elected to receive notices, documents or other information in electronic format, whether as an Electronic Communication or otherwise, the Company may notwithstanding such election and without giving advance notice to the Member, provide such notices or documents in accordance with any of the methods allowed for in sub-paragraphs (a) (i), (ii), or (iii) of this Article and such provision shall satisfy the Company’s obligation in this regard.

(h)	Without prejudice to the provisions of sub-paragraphs (a) (i) and (ii) of this Article, if at any time by reason of:

(i)	the suspension or curtailment of postal services within the State, the Company is unable effectively to convene a general meeting by notice sent through the post; or

(ii)	the occurrence of any event or thing as a consequence of which the Company is unable effectively to convene a general meeting by means of an Electronic Communication,

a general meeting may be convened by a notice advertised on the same day in at least one leading national daily newspaper published in the State (and one national daily newspaper published in the United Kingdom and the United States of America) and such notice shall be deemed to have been duly served on or delivered to all Members entitled thereto at noon on the day on which the said advertisement or advertisements shall appear. In any such case the Company shall send confirmatory copies of the notice through the post to those Members whose registered addresses are outside the State (if or to the extent that in the opinion of the Directors it is practical so to do) or are in areas of the State unaffected by such suspension or curtailment of postal services and if at least ninety-six hours prior to the time appointed for the holding of the meeting the posting of notices to Members in the State, or any part thereof which was previously affected, has become practical in the opinion of the Directors, the Directors shall send forthwith confirmatory copies of the notice by post or electronic means, whether as an Electronic Communication or otherwise (as the case may be) to such Members. The accidental omission to give any such confirmatory copy of a notice of a meeting to, or the non-receipt of any such confirmatory copy by, any person entitled to receive the same shall not invalidate the proceedings at the meeting.

(i)	Notwithstanding anything contained in this Article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or area other than the State and, in the case of sub-paragraph (h)(ii) of this Article, the Company shall not be obliged to carry out any tests or investigations into the causes of or circumstances surrounding the event or thing in question as a consequence of which the Company shall be unable effectively to convene a general meeting by means of an Electronic Communication other than such tests and investigations as may be used from time to time by the Company or its agents in relation to the use or operation of any systems for Electronic Communication.

127.	Notices to Members

Any Member whose registered address is not within the State, the United Kingdom, the United States of America, the Channel Islands or the Isle of Man and who gives to the Company an address within any of the above territories at which notices may be served upon him shall be entitled to have notices served upon him at that address but unless he does so shall not be entitled to receive any notice from the Company. This Article shall not apply to notices of general meetings.

128.	Service on joint Holders

A notice may be given by the Company to the joint Holders of a Share by giving the notice to the joint Holder whose name stands first in the Register in respect of the Share and notice so given shall be sufficient notice to all the joint Holders.

129.	Service on transfer or transmission of Shares

(a)

Every person who becomes entitled to a Share shall before his name is entered in the Register in respect of the Share, be bound by any notice in respect of that Share which has been duly given to a person from whom he derives his title provided that the provisions of this paragraph shall not apply to any notice served under Article 68 unless, under the provisions of Article 68(c), it is a notice which continues to have effect notwithstanding the registration of a transfer of the Shares to which it relates.

(b)

Without prejudice to the provisions of these Articles allowing a meeting to be convened by newspaper advertisement, a notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

130.	Signature to notices

The signature to any notice to be given by the Company may be in writing (whether in electronic form or otherwise) or printed.

131.	Deemed receipt of notices

A Member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of Shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

131A.Use of Electronic Communication

(a)

Notwithstanding any other provision of these Articles, whenever any person (including without limitation the Company, a Director, the Secretary, any officer of the Company, a Member or any other person) is required or permitted by these Articles or otherwise to give or receive information in writing such information may be given in electronic form, whether as an Electronic Communication or otherwise in such a manner or form subject to such terms, conditions or restrictions as the Directors may determine or approve from time to time in their absolute discretion.

(b)

The Company and its Directors, Secretary or officers shall not be compelled to receive or to send Electronic Communications or information in electronic form under these Articles or otherwise until such time as the Directors shall have advised (pursuant to any terms and conditions of Electronic Communication or otherwise) the recipient or giver (as the case may be) in writing of the manner, form and restrictions (if any) by which such information may be sent or received.

PART XXIV - WINDING UP

132.	Distribution on winding up

If the Company shall be wound up and the assets available for distribution among the Members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the Shares held by them respectively. And if in a winding up the assets available for distribution among the Members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the Members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said Shares held by them respectively. Provided that this Article shall not affect the rights of the Holders of Shares issued upon special terms and conditions.

133.	Distribution in specie

If the Company is wound up, the liquidator, with the sanction of a special resolution of the Company and any other sanction required by the Acts, may divide among the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and, for such purpose, may value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no Member shall be compelled to accept any assets upon which there is a liability.

PART XXV - MISCELLANEOUS

134.	Minutes of meetings

The Directors shall cause minutes to be made of the following matters, namely:

(a)	of all appointments of officers and committees made by the Directors and of their salary or remuneration;

(b)

of the names of Directors present at every meeting of the Directors and of the names of any Directors and of all other members thereof present at every meeting of any committee appointed by the Directors; and

(c)	of all resolutions and proceedings of all meetings of the Company and of the Holders of any class of Shares in the Company and of the Directors and of committees appointed by the Directors.

Any such minute as aforesaid, if purporting to be signed by the Chairman of the meeting at which the proceedings were held, or by the Chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minute without any further proof.

135.	Inspection

The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members, not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Acts or authorised by the Directors or by the Company in general meeting. No Member shall be entitled to require discovery of or any information respecting any detail of the trading of the Company or any of its subsidiaries, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company or any of its subsidiaries and which in the opinion of the Directors it would be inexpedient in the interests of the Members of the Company or any such subsidiary to communicate to the public.

136.	Secrecy

Every officer of the Company or other person employed in the business of the Company shall, when required by the Directors before entering upon his duties, sign a declaration pledging himself to observe a strict secrecy respecting the business of the Company and all transactions of the Company with its customers and the state of accounts with individuals, and in matters relating thereto and shall by such declaration pledge himself not to reveal any of the matters which may come to his knowledge in the discharge of his duties, except when required to do so by the Directors or by any general meeting or by a court of law or by the person to whom such matters relate, and except so far as may be necessary in order to comply with any of the provisions of these Articles.

137.	Destruction of records

The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof, all notifications of change of address at any time after the expiration of two years from the date of recording thereof and all Share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation. It shall be presumed conclusively in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every Share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

(a)	the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.

138.	Untraced Shareholders

The Company may sell any Shares in the Company on behalf of a Holder, or person entitled by transmission to, the Shares, if:

(a)	the Shares have been in issue throughout the qualifying period and at least three cash dividends have become payable on the Shares during the qualifying period;

(b)

no cash dividend payable on the Shares has either been claimed by presentation to the paying bank of the relative cheque or warrant or been satisfied by the crediting of any account which the Holder has with the Company, whether in the sole name of such Holder or jointly with another person or persons, or by the transfer of funds to a bank account designated by the Holder of, or person entitled by transmission to, the Shares at any time during the relevant period;

(c)

the Company has not at any time during the relevant period received, so far as the Company at the end of the relevant period is then aware, any communication from the Holder of, or person entitled by transmission to, the Shares;

(d)

the Company has caused advertisements giving notice of its intention to sell the Shares to be published in a leading daily newspaper with a national circulation in the State and another in a newspaper circulating in the area of the address shown in the register of the Holder of, or person entitled by transmission to, the untraced Shares, and (in either such case) a period of three months has elapsed from the date of publication of the advertisement; and

(e)	the Company has given notice to the relevant departments of The Stock Exchanges of its intention to make the sale.

For the purposes of this Article:

“the qualifying period” means the period of twelve years immediately preceding the date of publication of the relevant advertisements referred to in sub-paragraph (d) above; and

“the relevant period” means the period beginning at the commencement of the qualifying period and ending on the date when all the requirements of sub-paragraphs (a) to (e) have been satisfied.

For the purposes of sub-paragraph (c), a statutory declaration that the declarant is a Director of the Company or the secretary and that the Company was not aware at the end of the relevant period of having at any time during the relevant period received any communication from the Holder of, or person entitled by transmission to, the Shares shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Shares.

If, after the publication of the advertisement referred to in sub-paragraph (d) but before the Company has become entitled to sell the Shares pursuant to this Article, the requirements of sub-paragraph (b) or (c) cease to be satisfied, the Company may nevertheless sell those Shares after the requirements of sub-paragraphs (a) to (e) above have been satisfied afresh in relation to them.

If during any relevant period further Shares have been issued in right of those held at the beginning of that relevant period or of any previously so issued during that relevant period and all the requirements of sub-paragraphs (b) to (e) above have been satisfied in regard to the further Shares, the Company may also sell the further Shares.

The manner, timing and terms of any sale of Shares pursuant to this Article (including but not limited to the price or prices at which the same is made) shall be such as the Directors determine, based upon advice from such bankers, brokers or other persons as the Directors consider appropriate which are consulted by it for the purposes, to be reasonably practicable having regard to all the circumstances including the number of Shares to be disposed of and the requirement that the disposal be made without delay; and the Directors shall not be liable to any person for any of the consequences of reliance on such advice.

To give effect to any sale of Shares pursuant to this Article the Directors may take such steps as the Directors consider are necessary or desirable in order to effect such sale and, for this purpose, may authorise some person to transfer the Shares in question and may enter the name of the transferee in respect of the transferred Shares in the register notwithstanding the absence of any Share certificate being lodged in respect thereof and may issue a new certificate to the transferee and an instrument of transfer executed by that person or such other method of transfer as is employed by this person shall be as effective as if it had been executed or employed by the Holder of, or person entitled by transmission to, the Shares. The purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

The Company shall account to the Holder or other person entitled to such Shares for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Holder or other person. Moneys carried to such separate account may be either employed in the business of the Company or invested in such investments as the Directors may think fit, from time to time.

139.	Indemnity

Subject to the provisions of and so far as may be permitted by the Acts, every Director, Managing Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses, and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

To the extent permitted by law, the Directors may arrange insurance cover at the cost of the Company in respect of any liability, loss or expenditure incurred by any Director, officer or the Auditors in relation to anything done or alleged to have been done or omitted to be done by him or them as Director, officer or Auditors.

Names, Addresses and Descriptions of Subscribers

Goodbody Subscriber One Limited,

1 Earlsfort Centre,

Hatch Street,

Dublin 2.

Limited Liability Company

Goodbody Subscriber Two Limited

1 Earlsfort Centre,

Hatch Street,

Dublin 2.

Limited Liability Company

Dated 24th May, 1996.

Witness to the above signatures:

Cecilia Kelly,

1 Earlsfort Centre,

Hatch Street,

Dublin 2.

Secretary.